SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
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                                                   TRANS-LUX CORPORATION
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TRANS-LUX CORPORATION

26 Pearl Street

Norwalk, Connecticut  06850

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 6, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TRANS-LUX CORPORATION (the “Corporation” or the “Company”) will be held at the Norwalk Public Library, Chess Room - 2nd Floor, 1 Belden Avenue, Norwalk, Connecticut, on Tuesday, March 6, 2012 at 10:00 A.M. local time for the following purposes:

1.

To consider and act upon a proposal to amend and restate the Corporation’s Restated Certificate of Incorporation to, among other things, (a) increase authorized shares and reduce the par value of Common Stock, (b) remove Class A Stock from authorized capital stock, (c) remove Class B Stock from authorized capital stock and (d) remove Article Twelfth regarding super-majority voting requirements;

2.

To consider and act upon a proposal to approve the adoption of the 2012 Long-Term Incentive Plan; approval of this Proposal No. 2 is conditioned upon the approval of Proposal No. 1(a); if Proposal No. 1(a) is not approved, then Proposal No. 2 will not pass;

3.

To elect two directors to serve for a term of three years and elect three directors to serve for a term of two years; in each case until their successors shall have been duly elected and qualified;

4.

To consider and act upon a proposal to ratify the appointment of BDO USA, LLP, as the Corporation’s independent registered public accounting firm for the ensuing year; and

5.

To transact such other business as may properly come before the Meeting or any adjournment thereof.

The close of business on January 26, 2012 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting.

By Order of the Board of Directors,

Angela D. Toppi

Corporate Secretary

Dated:

Norwalk, Connecticut

January 26, 2012

Please mark, date, sign and return promptly the enclosed proxy so that your shares may be represented at the Meeting.  A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

PROXY STATEMENT

of

TRANS-LUX CORPORATION

for the Annual Meeting of Shareholders

To Be Held on March 6, 2012

Introduction

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of TRANS-LUX CORPORATION of proxies in the accompanying form to be used at the Annual Meeting of the Stockholders of the Corporation to be held on Tuesday, March 6, 2012, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.  It is intended that this Proxy Statement and the proxies solicited hereby be mailed to stockholders no later than February 3, 2012.  The shares represented by the proxies timely received and properly executed pursuant to the solicitation made hereby and not revoked will be voted at the meeting.

Meeting of Shareholders

The meeting will be held at the Norwalk Public Library, Chess Room – 2nd Floor, 1 Belden Avenue, Norwalk, Connecticut, on Tuesday, March 6, 2012 at 10:00 A.M. local time.

Record Date and Voting

The close of business on January 26, 2012 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Meeting.  There were outstanding as of the close of business on January 26, 2012 and entitled to notice and to vote at the Meeting, approximately 4,686,923 shares of Common Stock and 416,500 shares of Series A Convertible Preferred Stock (“Preferred Stock”) of the Corporation.  Each outsanding share of Preferred Stock is entitled to fifty (50) votes, for an aggregate of 20,825,000 votes.  Each outstanding share of Common Stock is entitled to one vote on all matters voted on at the Meeting and each outstanding share of Preferred Stock is entitled to fifty votes on all matters voted on at the Meeting.  The holders of Common Stock and Preferred Stock vote together on all the proposals.

Purposes of the Meeting

The purposes of the Meeting are to vote upon: (i) the amendment and restatement of the Corporation’s Restated Certificate of Incorporation, (ii) the approval of the adoption of the Corporation’s 2012 Long-Term Incentive Plan, (iii) the election of two directors to serve for a term of three years and three directors to serve for a term of two years, in each case until their successors shall have been duly elected and qualified, (iv) the ratification of the appointment of BDO USA, LLP, as the Corporation’s independent registered public accounting firm for the ensuing year and (v) such other business as may properly come before the Meeting.

Proxies

A stockholder who shall sign and return a proxy in the form enclosed with this statement has the power to revoke it at any time before it is exercised by giving written notice of revocation or a proxy of later date and returning it to the Corporation, Attention: Corporate Secretary, or by voting in person at the Meeting.  Unless otherwise specified, the proxies in the accompanying form will be voted in favor of all of the proposals set forth in the Notice of Annual Meeting.  In the discretion of the proxy holders, the proxies will also be voted for or against such other matters as may properly come before the Meeting.  The Board of Directors is not aware that any other matters are to be presented for action at the Meeting.

PROPOSAL TO AMEND AND RESTATE

THE CORPORATION’S RESTATED CERTIFICATE OF INCORPORATION TO, AMONG OTHER THINGS,

(a) INCREASE AUTHORIZED SHARES AND

REDUCE THE PAR VALUE OF COMMON STOCK,

(b) REMOVE CLASS A STOCK FROM AUTHORIZED CAPITAL STOCK,

(c) REMOVE CLASS B STOCK FROM AUTHORIZED CAPITAL STOCK AND

(d) REMOVE ARTICLE TWELFTH REGARDING SUPER-MAJORITY

VOTING REQUIREMENTS

Proposals No. 1 (Items 1(a), 1(b), 1(c) and 1(d) on Proxy Card)

Our Board is proposing to amend and restate our Restated Certificate of Incorporation in order to, among other things, (a) increase authorized Common Stock from 5,500,000 shares to 60,000,000 shares and reduce the par value of Common Stock from $1.00 to $0.001, (b) remove Class A Stock from the Corporation’s Restated Certificate of Incorporation, (c) remove the Class B Stock from the Corporation’s Restated Certificate of Incorporation and (d) remove Article Twelfth regarding super-majority voting requirements.

In addition to effecting the proposed amendments to our existing Restated Certificate of Incorporation described above, the proposed Amended and Restated Certificate of Incorporation would restate and integrate into a single document all prior amendments to the Corporation’s original Restated Certificate of Incorporation.

The purpose of the (a) authorization of additional Common Stock and reduction in the par value of Common Stock and (b) elimination of Article Twelfth regarding super-majority voting requirements is to provide greater flexibility in the capitalization of the Corporation to meet the constantly changing needs of the Corporation and the market place.  The Corporation is currently authorized to issue up to 5,500,000 shares of Common Stock and up to 500,000 shares of Preferred Stock.  In connection with the Company’s Restructuring Plan, as defined in this Proxy Statement, the conversion of the Preferred Stock would result in an additional 20,825,000 shares of Common Stock outstanding, exercise of the A Warrants, B Warrants, the Placement Agent Warrants and the warrants held by Hackel Family Associates LLC, resulting in an additional 11,010,000 shares of Common Stock outstanding, and the issuance of 250 shares of Common Stock in exchange for each outstanding 8¼% Limited Convertible Senior Subordinated Note due 2012 (“Note”) (or an aggregate of up to 2,532,250 shares) in connection with the Restructuring Plan, as defined in this Proxy Statement, we will have 36,810,173 shares of Common Stock outstanding.  As such, we will be unable to issue the Common Stock underlying the Preferred Stock, the A Warrants, the B Warrants, the Placement Agent Warrants and the warrants held by Hackel Family Associates LLC (and such A Warrants, B Warrants, Placement Agent Warrants and warrants held by Hackel Family Associates LLC will not be exercisable) unless and until we receive stockholder approval.

The existing and additional authorized shares of Common Stock may be issued from time to time in connection with equity capital offerings, acquisitions, payments of debt by offering shares in exchange, availability for employee stock option plans or similar plans, as set forth in a separate proposal in this Proxy Statement, stock dividends, potential issuance of shares in connection with a joint venture and other corporate purposes.  If the proposed amendments are authorized, the Board of Directors may be in a position to issue such shares without further approval of the stockholders, although certain employee stock options or similar plans may still require stockholders’ approval.  Although the Corporation is continually alert to acquisitions and other investment opportunities, there have been no previous acquisitions for stock and none are presently contemplated.  There can be no assurance that any such other transactions will be effected.

As set forth above, the Corporation presently has authorized 3,000,000 shares of non-voting Class A Stock, none of which are outstanding and none have ever been issued.  An additional 3,000,000 shares of Class A Stock were approved by stockholders at the 1998 Annual Meeting of Stockholders, but as permitted in the

Proxy Statement covering such proposal, a Certificate of Amendment was never filed to authorize the additional number of shares.  The provisions of the Class A Stock provide that the Class A Stock will automatically convert into Common Stock at such time as the Class B Stock is converted into Common Stock.  Since the Class B Stock has previously been converted into Common Stock as described in this Proxy Statement, no shares of Class A Stock may be issued based on such “sunset provision.”  In addition, the Corporation’s Restated Certificate of Incorporation provides that the Board can retire (remove) the Class A Stock from the Corporation’s Restated Certificate of Incorporation if no shares were outstanding five years from the date of original authorization in 1995.  Therefore, the Board of Directors is recommending the removal of the Class A Stock from the Corporation’s Restated Certificate of Incorporation.

On December 11, 2009, the stockholders approved the automatic conversion of all Class B Stock into Common Stock in a ratio of 1.3 shares of Common Stock for each share of Class B Stock in accordance with a Settlement Agreement approved by the United States District Court.  A Certificate of Amendment was filed December 14, 2009 and as a result, all shares of Class B Stock were converted into Common Stock and none are outstanding.  The Class B Stock is a supervoting stock with ten votes per share on all matters including the election of directors, but votes separately as a class on certain amendments to the Corporation’s Restated Certificate of Incorporation and with respect to mergers, consolidations and other extraordinary transactions.  The Class B Stock is entitled to receive cash dividends that are lower than any cash dividends that may be paid on the Common Stock and Class A Stock.  No cash dividends are currently being paid.  No further shares of Class B Stock can be issued without the approval of the holders of Common Stock.  In addition the Class B Stock has a “sunset provision” which proves that, if the outstanding Class B Stock is less than 5% of combined Common Stock and Class B Stock outstanding, the Class B Stock would automatically convert into Common Stock on a one-to-one basis.  Therefore, the Board of Directors is recommending the removal of the Class B Stock from the Corporation’s Restated Certificate of Incorporation.

Description of Capital Stock.  Following is a summary of the rights, preferences, powers and limitations of the Common Stock after giving effect to the amendments contemplated by this Proxy Statement.

Voting.  The shares of Common Stock are entitled to one vote per share on all matters submitted to stockholders.  Holders of Common Stock do not have preemptive rights or cumulative voting rights.

Dividends and Other Distributions.  Dividends on the Common Stock will be paid if and when declared.  Stock dividends on and stock splits of Common Stock will only be payable or made in shares of Common Stock.  In no event shall dividends and other distributions be paid on any of the Common Stock unless the other such class of stock also receives dividends.  The Corporation does not currently pay cash dividends and payment of such dividends is not contemplated in the foreseeable future.

Other Distributions.  The holders of Common Stock are entitled to receive the same consideration per share in the event of any liquidation, dissolution or winding-up of the Corporation.

Mergers and Acquisitions.  The holders of Common Stock are entitled to receive the same per share consideration, if any, received in a merger or consolidation of the Corporation (whether or not the Corporation is the surviving corporation).

Description of Capital Stock – Series A Convertible Preferred Stock.  Following is a summary of the rights, preferences, powers and limitations of the Series A Convertible Preferred Stock Series.

The Corporation is authorized to issue 500,000 shares of preferred stock, $1.00 par value, none of which had been issued or are outstanding until the Restructuring Plan, as defined in this Proxy Statement, was completed. The Preferred Stock may be issued in one or more series.

Series A Convertible Preferred Stock

In connection with the Restructuring Plan, as defined in this Proxy Statement, on November 14, 2011 the Corporation issued 416,500 shares of Series A Convertible Preferred Stock (the “Preferred Stock”), par value $1.00 per share, having a stated value of $20.00 per share (“Stated Value”) and convertible into fifty (50) shares of the Corporation’s Common Stock, par value $1.00 per share.  Each holder of Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to fifty (50) votes for each share of Preferred Stock owned at the record date.  Upon filing the Corporation’s Amended and Restated Certificate of Incorporation to increase the number of shares of authorized Common Stock so that there is an adequate amount of shares of authorized Common Stock for issuance upon conversion of the Preferred Stock, the shares of Preferred Stock will be automatically converted into Common Stock (and such conversion will require no action on behalf of the Corporation or the holder of the Preferred Stock).  Each share of Preferred Stock shall convert into fifty (50) shares of Common Stock of the Corporation.

Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, a preferential amount in cash equal to (and not more than) the Stated Value.  All preferential amounts to be paid to the holders of Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to the holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) and (ii) the Corporation's Common Stock.  If upon any such distribution the assets of the Corporation shall be insufficient to pay the holders of the outstanding shares of Preferred Stock (or the holders of any class or series of capital stock ranking on a parity with the Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of the Corporation) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.  Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible.  Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Company.

Description of Capital Stock.  Following is a summary of the Warrants.

Warrants

A Warrants

In connection with the Offering, as defined in this Proxy Statement, the Corporation issued 4,165,000 one-year Warrants (the “A Warrants”).  Each A Warrant shall entitle the holder to purchase (a) one share of the Corporation’s Common Stock and (b) a three-year warrant (the “B Warrants”), at an exercise price of $1.00 per share.  At such time as the Corporation’s Restated Certificate of Incorporation is amended to reduce the par value of the Common Stock to an amount equal to or less than $0.10, the exercise price of the A Warrants shall be reduced to $0.20 per share, subject to such other or further adjustments as may be provided in the A Warrants.  As described above, we will be unable to issue the Common Stock underlying the A Warrants, and such A Warrants will not be exercisable, until this Proposal No. 1(a) is approved by shareholders.

B Warrants

In connection with the Offering the Corporation will issue 4,165,000 three-year Warrants (the “B Warrants”) upon the exercise of A Warrants.  Each B Warrant shall entitle the holder to purchase one share of the Corporation’s Common Stock at an exercise price of $1.00 per share.   At such time as the Corporation’s  Restated Certificate of Incorporation is amended to reduce the par value of the Common Stock to an amount equal to or less than $0.10, the exercise price of the B Warrants shall be reduced to $0.50 per share, subject to such other or further adjustments as may be provided in the B Warrants.  As described above, we will be unable to issue the Common Stock underlying the B Warrants, and such B Warrants will not be exercisable, until this Proposal No. 1(a) is approved by shareholders.

The affirmative vote of a majority of the shares outstanding of the Common Stock and Preferred Stock is required to approve the proposed amendments to the Corporation’s Restated Certificate of Incorporation on increasing authorized Common Stock and reducing the par value of Common Stock.

The Corporation's stockholders are being asked to approve an amendment and restatement of the Corporation's Restated Certificate of Incorporation that will repeal Article Twelfth of the Restated Certificate of Incorporation, which currently requires the affirmative vote of the holders of at least four-fifths (4/5) of the Corporation's voting stock, subject to certain exceptions, to authorize certain business combinations.  Such supermajority voting provisions are duplicative of Article Ninth of the Corporation’s Restated Certificate of Incorporation.

The Corporation is proposing to amend its Restated Certificate of Incorporation by repealing Article Twelfth and thereby eliminating this supermajority voting requirement.  Following the repeal of Article Twelfth, the standard for when stockholder approval of certain business combinations is required would default to the requirements prescribed Article Ninth of the Corporation’s Restated Certificate of Incorporation, and the voting standard in instances when stockholder approval is required would remain the same, with the requirement of a supermajority vote of stockholders.

In accordance with Article Twelfth of the Corporation's Restated Certificate of Incorporation, the affirmative vote of at least four-fifths (4/5) of the outstanding shares of the Corporation's voting stock entitled to vote is required to amend, alter or repeal Article Twelfth.  If stockholders approve this proposal, the amendment to the Corporation’s Restated Certificate of Incorporation described above will become effective upon the filing of the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware.

If the stockholders approve the proposals to (a) increase authorized Common Stock and reduce the par value of Common Stock, (b) remove Class A Stock from authorized capital stock and (c) remove Class B Stock from authorized capital stock, it is expected that the Amended and Restated Certificate of Incorporation attached as Appendix A to this Proxy Statement and reflecting the changes resulting from the proposals on the Common Stock, Class A Stock and Class B Stock will subsequently be filed with the State of Delaware Secretary of State and become effective on the respective filing thereof.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You can read our SEC filings, including the proxy statement, through the Internet at the SEC’s website at www.sec.gov.  You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Trans-Lux Corporation

26 Pearl Street

Norwalk, Connecticut 06850

Attn: Investor Relations

Phone: (203) 853-4321

You can also read the proxy statement and the 2010 annual report through the Internet at our website at www.trans-lux.com/about/investor-information.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT AND RESTATEMENT OF THE CORPORATION’S RESTATED CERTIFICATE OF INCORPORATION TO, AMONG OTHER THINGS,

(a) INCREASE AUTHORIZED SHARES AND
REDUCE THE PAR VALUE OF COMMON STOCK,

(b) REMOVE CLASS A STOCK FROM AUTHORIZED CAPITAL STOCK,

(c) REMOVE CLASS B STOCK FROM AUTHORIZED CAPITAL STOCK AND

(d) REMOVE ARTICLE TWELFTH REGARDING SUPER-MAJORITY

VOTING REQUIREMENTS

IT IS INTENDED THAT PROXIES SOLICITED HEREBY WILL BE VOTED “FOR” ALL SUCH AMENDMENTS TO THE CORPORATION’S RESTATED CERTIFICATE OF INCORPORATION UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

PROPOSAL TO APPROVE

THE ADOPTION OF THE 2012 LONG-TERM INCENTIVE PLAN

Proposal No. 2 (Item 2 on Proxy Card)

APPROVAL OF THIS PROPOSAL NO. 2 IS CONDITIONED UPON THE APPROVAL OF PROPOSAL NO. 1(a); IF PROPOSAL NO. 1(a) IS NOT APPROVED, THEN PROPOSAL NO. 2 WILL NOT PASS

The Board of Directors is asking the Corporation's stockholders to approve the adoption of the Corporation's 2012 Long-Term Incentive Plan (the “2012 Long-Term Incentive Plan” or the “Plan”) to allow for an aggregate of 5,000,000 shares of Common Stock that may be issued under the 2012 Long-Term Incentive Plan.  The 2012 Long-Term Incentive Plan was adopted by the Corporation's Board of Directors on July 2, 2010, with amendments adopted by the Corporation’s Board of Directors on December 21, 2011.

The Board of Directors has adopted, subject to stockholder approval, the 2012 Long-Term Incentive Plan in order to provide the Corporation the ability to grant a variety of equity awards as a valuable tool to help attract, motivate and retain eligible employees and directors of the Corporation.  The Board of Directors has determined that the Corporation should authorize 5,000,000 shares of the Corporation's Common Stock as available under the 2012 Long-Term Incentive Plan to enable the Corporation to grant equity incentive awards at levels deemed appropriate by the Compensation Committee and the Board of Directors.  Currently, the Corporation has no stock incentive plans for employees as all of the Corporation’s previous plans have expired.

Introduction

The objectives of the 2012 Long-Term Incentive Plan are to (a) optimize the profitability and growth of the Corporation through long-term incentives that are consistent with the Corporation's goals and that link the interests of participants to those of the Corporation's stockholders; (b) provide participants with incentives for excellence in individual performance; (c) provide flexibility to the Corporation in its ability to motivate, attract and retain the services of participants who make significant contributions to the Corporation's success and (d) allow participants to share in the success of the Corporation.  The 2012 Long-Term Incentive Plan is a broad-based incentive plan that provides for granting stock options, restricted stock units, restricted stock and other awards.  There are no cash awards under the Plan.

The Board of Directors believes that the Corporation's long-term success is dependent upon motivating, attracting and retaining its key employees and directors, and aligning the interests of such individuals with those of the Corporation’s stockholders.  The adoption of the 2012 Long-Term Incentive Plan provides the Compensation Committee the flexibility to continue to make competitive grants to its key employees and directors as part of the Corporation’s overall compensation program.

As of December 31, 2011, we had an aggregate of 28,500 shares of Common Stock subject to outstanding options under the Corporation’s previous stock option plans, consisting of 7,500 shares of Common Stock subject to outstanding options under the expired 1995 Stock Option Plan, 4,500 shares of Common Stock subject to outstanding options and 16,500 shares of Common Stock available for future awards under the Corporation’s Non-Employee Director Stock Option Plan.

The closing sale price of the Corporation’s Common Stock on the OTC on January 24, 2012 was $0.80 per share.

Key Features of the Plan

Limitation on shares authorized.  The aggregate maximum number of shares of Common Stock that awards may be granted to a participant under the 2012 Long-Term Incentive Plan is 3,000,000 shares.

Limitation on term of stock option awards.  The term of each stock option will not exceed ten years.

There may be no repricing or grant of discounted stock options.  The 2012 Long-Term Incentive Plan does not permit the repricing of stock options either by amending an existing award agreement or by substituting a new award at a lower price.  The Plan prohibits the granting of stock options with an exercise price less than the fair market value of the Corporation’s Common Stock, as applicable, on the date of grant.

Plan Summary

The material provisions of the 2012 Long-Term Incentive Plan, as proposed to be adopted pursuant to this Proposal No. 2, are summarized below.  This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2012 Long-Term Incentive Plan attached as Appendix B to this Proxy Statement.

General.  The 2012 Long-Term Incentive Plan permits the grant to eligible participants of equity-based incentive compensation opportunities, including stock options, restricted stock units, restricted stock and other awards.  Each award will be evidenced by an award agreement.

Duration of the Plan.  The 2012 Long-Term Incentive Plan will be effective on the date that the 2012 Long-Term Incentive Plan is approved by our stockholders and, generally, will terminate on the ten-year anniversary thereof.

Administration.  The 2012 Long-Term Incentive Plan is administered by the Compensation Committee, provided that the Board of Directors may, in its sole discretion, make awards under the Plan.  Subject to the terms of the Plan, the Compensation Committee has the authority to (a) select the individuals who may participate in the Plan; (b) determine the sizes and types of awards that are granted under the Plan; (c) determine the terms and conditions of awards in a manner consistent with the Plan; (d) construe and interpret the Plan and any award agreement or other agreement or instrument entered into or issued under the Plan; (e) establish, amend or waive rules and regulations for the Plan’s administration; (f) amend the terms and conditions of any outstanding award and (g) make all other determinations that may be necessary or advisable for the administration of the Plan.  The Compensation Committee may delegate certain of its responsibilities and authority to other persons, subject to applicable law.

Shares Covered by the Plan.  Under the 2012 Long-Term Incentive Plan, the Corporation may issue a total of 5,000,000 shares of Common Stock, subject to adjustments as provided in the Plan.  The following shares are not taken into account in applying these limitations: (a) shares covered by the unexercised portion of an option that terminates, expires or is canceled, (b) shares forfeited or repurchased under the Plan, (c) shares covered by awards that are forfeited, canceled or terminated and (d) shares used or withheld in order to pay the exercise or purchase price under an award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an award.

Individual Award Limitations.  The maximum aggregate number of shares that may be granted to any one participant in any one year under the Plan is 2,000,000 with respect to stock options, restricted stock or restricted stock units.

Eligibility.  Awards may be made under the Plan to any employee or director of the Corporation or its subsidiaries.  Currently, there are approximately 140 individuals eligible to participate in the Plan.  For purposes of the Plan, a subsidiary is any entity in which the Corporation has a direct or indirect ownership interest of at least 50%  and  any entity in which the Corporation holds a direct or indirect ownership interest of less than 50%, but which, in the discretion of the Compensation Committee, is treated as a subsidiary for purposes of the Plan.

Forms of Awards. Stock Options.  The Corporation may grant stock options that qualify as “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as stock options that do not qualify as ISOs.  Only employees of the Corporation or a subsidiary may be granted ISOs.  Generally, the term of a stock option is ten years; however, different limitations apply to ISOs granted to ten-percent stockholders; in such case, the term may not be greater than five years and the exercise price may not be less than 110% of the fair market value of the respective class of stock on the date the option is granted.

The Compensation Committee may impose such exercise, forfeiture and other terms and conditions as it deems appropriate with respect to stock options.  The exercise price of stock options may be paid (a) in cash or its equivalent, (b) at the discretion of the Compensation Committee, in shares of Common Stock having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying such other requirements as may be imposed by the Compensation Committee (which shares may be previously owned or may be shares that would otherwise have been issuable upon exercise of the option if the exercise price had been paid in cash), (c) at the discretion of the Compensation Committee, partly in cash or its equivalent and partly in shares of Common Stock, (d) through the delivery of irrevocable instructions to a broker to deliver promptly to the Corporation an amount equal to the aggregate exercise price for the shares being purchased or (e) through such other means as shall be prescribed in the award agreement or by the Compensation Committee or the Board of Directors.

The Compensation Committee may establish such exercise and other conditions applicable to a stock option following the termination of the participant’s employment or other service with the Corporation and its subsidiaries as the Compensation Committee deems appropriate on a grant-by-grant basis.

Restricted Stock and Restricted Stock Units.  The Compensation Committee may grant participants restricted stock awards under the Plan.  The Compensation Committee shall impose such conditions and/or restrictions on any shares of restricted stock as the Compensation Committee may determine including, without limitation, a requirement that participants pay a stipulated purchase price for each share of restricted stock, transfer restrictions, restrictions based upon the achievement of specific performance goals, time-based restrictions or restrictions under applicable federal or state securities laws.  Subject to such conditions as the Compensation Committee may impose, the recipient of a restricted stock award may be given the rights to vote and receive dividends on shares covered by the award pending the vesting or forfeiture of the shares.

The Compensation Committee may grant participants restricted stock units under the Plan, which generally consists of the right to receive shares of Common Stock as determined by the Compensation Committee in the future.  Each restricted stock unit shall have the value of one respective share of Common Stock, as applicable. Grants of restricted stock units will be subject to the terms and conditions as the Compensation Committee may impose, including, without limitation, continuing employment or service for a specified period of time or satisfaction of specified performance criteria.

Unless the Compensation Committee determines otherwise in its discretion, the holder of restricted stock units will not have any rights of a shareholder (including, without limitation, dividend rights and voting rights) with respect to shares of Common Stock covered by the restricted stock units.

Unless the Compensation Committee determines otherwise, shares of non-vested restricted stock and non-vested restricted stock unit awards will be forfeited upon the recipient's termination of employment or other service with the Corporation and its subsidiaries.

Other Awards.  The Plan gives the Compensation Committee broad discretion to grant other types of equity-based awards and the payment of Common Stock in lieu of cash under any Corporation incentive bonus plan or program.  Subject to the terms of the Plan, the Compensation Committee, in its sole discretion, shall determine the terms and conditions of such other awards.

Performance-Based Awards.  The Compensation Committee may also grant performance-based awards under the Plan.  In general, performance-based awards provide for the payment of shares of Common Stock upon the achievement of predetermined performance objectives established by the Compensation Committee.  Performance objectives may be based upon any one or more of the following business criteria:

-income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, profits before or after taxes, net income or earnings per share);

-return measures (including, but not limited to, return on assets, investment, equity or sales or pre-tax margin);

-cash flow thresholds;

-gross revenues;

-sales results;

-market share results;

-economic value added; or

-share price (including, but not limited to, growth measures and total stockholder return).

The above performance objectives may be applied to an individual, a business unit or division, the Corporation and any one or more of its subsidiaries, or such other operating units as the Compensation Committee may designate.  The above performance objectives may be expressed in absolute or relative terms.

The Compensation Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance objective; provided that awards that are designed to qualify for the “performance-based compensation” exemption from the deduction limitation provisions of Section 162(m) of the Code may not be adjusted upward (although the Compensation Committee shall retain the discretion to adjust such awards downward).  In the case of any award that is granted subject to the condition that a specified performance objective be achieved, no payment under such award shall be made prior to the time that the Compensation Committee certifies in writing that the performance objective has been achieved.

Deferrals. The Compensation Committee may permit or require a participant to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due under an award, provided that the deferral arrangement satisfies the applicable election, distribution timing and other requirements of Section 409A of the Code.

No Right to Employment or Participation. The Plan shall not interfere with or limit in any way the right of the Corporation or of any subsidiary to terminate any employee’s employment or service at any time, and the Plan shall not confer upon any employee the right to continue in the employ of the Corporation or of any subsidiary.  No employee shall have the right to be selected to receive an award or, having been so selected, to be selected to receive a future award.

Adjustments of Awards. Generally, in the event of a change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization or any partial or complete liquidation of the Corporation, the Corporation will adjust (a) the number of shares of Common Stock that may be issued under the Plan, (b) the number of shares of Common Stock that may be covered by awards made to an individual in any calendar year and (c) the number and price of shares of Common Stock subject to outstanding awards, as may be determined to be appropriate and equitable by the Compensation Committee, in its discretion, to prevent dilution and enlargement of the benefits available under the Plan and the rights of participants.

Change of Control. In the event of a change of control of the Corporation, the Board of Directors may in its sole discretion direct that (a) all option holders shall be permitted to exercise their outstanding options in whole or in part (whether or not otherwise exercisable) immediately prior to such change of control or (b) if, as part of a change of control transaction, the shareholders of the Corporation receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), the Board of Directors may direct that all options for shares of Common Stock that are outstanding at the time of the change of control transaction shall be converted into options for shares of Exchange Stock, such that the vesting and other terms and conditions of the converted options shall be substantially the same as the vesting and corresponding other terms and conditions of the original options.  The Board of Directors, acting in its discretion, may accelerate vesting of other non-vested awards and cause cash settlements and/or other adjustments to be made to any outstanding awards (including, without limitation, options as it deems appropriate in the context of a change of control transaction, taking into account with respect to other awards the manner in which outstanding options are being treated).  Generally, any outstanding options that are not exercised prior to certain transactions, including a merger where the Corporation is not the surviving entity, a liquidation or a sale of all or substantially all of the Corporation’s assets, will thereupon terminate.

For purposes of the 2012 Long-Term Incentive Plan, a change of control, unless otherwise defined by the Compensation Committee, means:

The Corporation’s stockholders approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

The Corporation’s stockholders approve a plan of complete liquidation of the Corporation or an agreement of sale or disposition of all or substantially all of the Corporation’s assets.

Amendment and Termination of the Plan.  Subject to the terms of the Plan, the Compensation Committee may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided that, unless the Compensation Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation or rule if such amendment were not approved by the stockholders of the Corporation shall not be effective unless and until stockholder approval is obtained.

U.S. Federal Income Tax Consequences

Stock Options.  The grant of a stock option under the 2012 Long-Term Incentive Plan is not a taxable event to the participant for federal income tax purposes.  In general, ordinary income is realized upon the exercise of a stock option (other than an ISO) in an amount equal to the excess of the fair market value on the exercise date of the shares acquired pursuant to the exercise over the option exercise price paid for the shares.  The Corporation generally will be entitled to a deduction equal to the amount of ordinary income realized by a participant upon the exercise of an option.  The tax basis of shares acquired upon the exercise of a stock option (other than an ISO) is equal to the value of the shares on the date of exercise.  Upon a subsequent sale of the shares, capital gain or loss (long-term or short-term, depending on the holding period of the shares sold) will be realized in an amount equal to the difference between the selling price and the basis of the shares.

No income is realized upon the exercise of an ISO other than for purposes of the alternative minimum tax. Income or loss is realized upon a disposition of shares acquired pursuant to the exercise of an ISO.  If the disposition occurs more than one year after the ISO exercise date and more than two years after the ISO grant date, then gain or loss on the disposition, measured by the difference between the selling price and the option exercise price for the shares, will be long-term capital gain or loss.  If the disposition occurs within one year of the exercise date or within two years of the grant date, then the gain realized on the disposition will be taxable as ordinary income to the extent such gain is not more than the difference between the value of the shares on the date of exercise and the exercise price, and the balance of the gain, if any, will be capital gain.

The Corporation is not entitled to a deduction with respect to the exercise of an ISO; however, in general, it is entitled to a deduction corresponding to the ordinary income realized by a participant upon a disposition of shares acquired pursuant to the exercise of an ISO before the satisfaction of the applicable one and two-year holding period requirements described above.

Restricted Stock Awards and Restricted Stock Units.  In general, a participant will realize ordinary income with respect to Common Stock received pursuant to a restricted stock award at the time the shares become vested in accordance with the terms of the award in an amount equal to the fair market value of the shares at the time they become vested and, except as discussed below, the Corporation is generally entitled to a corresponding deduction.  The participant’s tax basis in the shares will be equal to the ordinary income recognized.  Upon subsequent disposition of the shares, the participant will realize long-term or short-term capital gain or loss, depending on the holding period of the shares sold.

A participant may make an “early income election” within 30 days of the receipt of restricted shares of Common Stock, in which case the participant will realize ordinary income on the date the restricted shares are received equal to the difference between the value of the shares on that date and the amount, if any, paid for the shares.  In such event, any appreciation in the value of the shares after the date of the award will be taxable as capital gain upon a subsequent disposition of the shares.  The Corporation’s deduction is limited to the amount of ordinary income realized by the participant as a result of the early income election.

A participant who receives restricted stock unit awards will be taxed at ordinary income tax rates on the then fair market value of the shares of Common Stock distributed at the time of settlement of the restricted stock unit awards and, except as discussed below, the Corporation will generally be entitled to a tax deduction at that time.  The participant’s tax basis in the shares will equal the amount taxed as ordinary income and, on subsequent disposition, the participant will realize long-term or short-term capital gain or loss.

Other Awards.  Other awards will generally result in ordinary income to the participant at the later of the time of delivery of shares, or other awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered shares, or other awards.  Except as discussed below, the Corporation generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but will not be entitled to a tax deduction relating to amounts that represent a capital gain to a participant.

Section 162(m) of the Code.  Section 162(m) of the Code (“Section 162(m)”) generally allows the Corporation to obtain tax deductions without limit for performance-based compensation.  The Corporation intends that options and contingent performance awards granted under the 2012 Long-Term Incentive Plan will qualify as performance-based compensation not subject to the $1.0 million deductibility limitations under Section 162(m).

THE ABOVE SUMMARY PERTAINS SOLELY TO CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH AWARDS MADE UNDER THE 2012 LONG-TERM INCENTIVE PLAN AND DOES NOT PURPORT TO BE COMPLETE.  THE SUMMARY DOES NOT ADDRESS ALL FEDERAL INCOME TAX CONSEQUENCES AND IT DOES NOT ADDRESS STATE, LOCAL, AND NON-U.S. TAX CONSIDERATIONS.

Legal Limitations

The issuance of any shares under the 2012 Long-Term Incentive Plan may be subject to prior listing thereof on any exchange on which such shares are traded.  The shares will be held by the participant for investment unless the Corporation registers such shares under the Securities Act of 1933, as amended.

The affirmative vote of a majority of the shares of Common Stock and Preferred Stock voted at the meeting is required to approve the proposal to adopt the 2012 Long-Term Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE 2012 LONG-TERM INCENTIVE PLAN.  IT IS INTENDED THAT PROXIES SOLICITED HEREBY WILL BE VOTED “FOR” SUCH PLAN UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

ELECTION OF DIRECTORS

Proposal No. 3 (Item 3 on Proxy Card)

The Board of Directors of Trans-Lux Corporation is divided into three classes with the term of office of one of the three classes of directors expiring each year and with each class being elected for a three-year term.  The Board of Directors currently consists of seven members.  At the Annual Meeting, (i) the directors listed under Class A below will serve until the Annual Meeting of Stockholders in 2014, or until their successors are duly elected and qualified, (ii) the directors and/or nominees listed under Class B below will serve until the Annual Meeting of Stockholders in 2013, or until their successors are duly elected and qualified, and (iii) the directors listed under Class C below will serve until the 2012/2013 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.  All other directors will continue as such for the term to which they were elected.

Management has no reason to believe that any director and/or nominee will not be available or will not serve if elected, but if a nominee should not become available to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be nominated.  Proxies will be voted “FOR” the directors and/or nominees unless the stockholder specifies otherwise.

Directors and Nominees Standing for Election
Name	Age	Since	Expiration of Proposed Term
CLASS A
Jean-Marc (J.M.) Allain……………………………...…..	41	2011	2014
George W. Schiele ….……………………………….…...	80	2009	2014
CLASS B
Jean Firstenberg …………………………………….…....	75	1989	2013
Richard Nummi ………………………………………...…	52	-	2013
Elliot Sloyer …………………………………………...…..	47	-	2013

Directors Whose Term Continues
Name	Age	Since	Expiration of Current Term
CLASS C
Angela D. Toppi……………………………………..…...	56	2009	2012
Salvatore J. Zizza ……………………………...……..…..	66	2009	2012

Directors Whose Terms Expire at the 2010/2011 Annual Meeting and Are Not Standing for Election
Name	Age	Since	Expiration of Current Term
Howard S. Modlin …………………….……………….....	80	1975	2011
Michael R. Mulcahy……………...……………………....	63	2002	2011

Set forth below is a summary of the business experience for each of the persons named above and the primary aspects of their experience, qualifications, attributes or skills that led to the conclusion that each individual is qualified to serve on the Board.  The members of the Nominating Committee have recommended to the Board, and the independent members of the Board of Directors have nominated, each of the directors and/or nominees listed below to serve as members of the Board of Directors.  Mr. Allain was appointed as a director by the Board on June 22, 2011, thereby filling a vacancy.  Messrs. Richard Nummi and Elliot Sloyer are standing for their first election to the Board of Directors.

DIRECTORS – CLASS A:  Three-Year Term Expiring 2014

J.M. Allain has served as a director since June 22, 2011.  Mr. Allain became the President and Chief Executive Officer of Trans-Lux Corporation on February 16, 2010.  Previously, Mr. Allain was President of Panasonic, based in Secaucus, New Jersey and Vice President of Duos Technology.  Mr. Allain has spent his entire career in the high technology field, beginning in the telecommunications and datacom industry with an early adopter of voice over data network technology.  The company was later acquired by telecom giant Alcatel where he took on key roles over several years, both domestically and internationally.  Mr. Allain’s experience in manufacturing spans multiple industries and regions.  Mr. Allain is an expert in outsourcing and has managed operations, marketing and sales for enterprises ranging from start-ups to multi-national companies.  Mr. Allain is also a recognized industry leader in the Electronic and Physical Security fields.  Mr. Allain is an expert in anti-terrorism and the protection of high risk targets and has led deployments of leading-edge integrated systems in high-profile public and private projects.  Mr. Allain’s experience and deep understanding of the operations of the Corporation allow him to make valuable contributions to the Board.

George W. Schiele has served as a director since 2009 when he was elected an independent director.  Mr. Schiele was elected Chairman of the Board (a non-executive position) of Trans-Lux Corporation on September 29, 2010.  Mr. Schiele is currently President of George W. Schiele, Inc., a trust management and private investment company; he is also President of four other private companies; a Director of Connecticut Innovations, Inc., the nation's fourth most active venture capital firm and Chairman of its Investment Advisory and Investment Committees; Trustee of seven private Trusts; President of one and an Officer and Director of two other private Charitable Foundations; the Managing Partner of two private Investment partnerships; and a Director and Executive Board member of The Yankee Institute.  Mr. Schiele was elected in accordance with a Settlement Agreement approved by the United States District Court for the Southern District of New York described in the Corporation’s proxy statement for the December 11, 2009 Annual Meeting of Stockholders.  Mr. Schiele’s long experience in previous start-ups and corporate restructurings and his service to other boards of directors allows him to make valuable contributions to the Board.  Mr. Schiele was a participating investor in the Company's recent restructuring.

DIRECTOR/NOMINEES – CLASS B:  Two-Year Term Expiring 2013

Jean Firstenberg has served as a director since 1989 when she was elected an independent director.  Ms. Firstenberg is President Emerita and a member of the Board of Trustees of the American Film Institute.  She was President and Chief Executive Officer of the American Film Institute from 1980 to 2007.  She is Chairperson of the Citizen’s Stamp Advisory Committee; a member of the Board of Trustees of Women’s Sports Foundation; and was formerly a Trustee of Boston University.

Richard Nummi.  Mr. Nummi is an attorney and is currently responsible for legal oversight and compliance with security industry rules and regulations as Managing Partner of Nummi & Associates, P.A.  Previously, Mr. Nummi was Chief Compliance Officer at INVEST Financial Corporation; Chief Compliance Officer at Jefferson-Pilot Financial; President, Executive Vice President, Chief Compliance Officer, General Counsel and Business Analyst for several top wall street firms; a securities regulator with the U.S. Securities and Exchange Commission and served in the U.S. Navy in Naval Aviation and Naval Intelligence for 12 years.  Mr. Nummi’s extensive experience in compliance will allow him to make valuable contributions to the Board.

Elliot Sloyer.  Mr. Sloyer is currently a Managing Member and Portfolio Manager of WestLane Capital Management, LLC, which  was  founded in 2005 and a Director of Arotech Corporation, a worldwide provider of defense and security products to the military and law enforcement.  Mr. Sloyer was a founder and Managing Director of Harbor Capital Management LLC where he managed portfolios of convertible and distressed securities including bonds, preferred stocks and warrants for 13 years.  Previously, Mr. Sloyer was Director of Convertible Arbitrage Trading at R.F. Lafferty & Company.  Mr. Sloyer’s extensive experience and service to other board of directors will allow him to make valuable contributions to the Board.

CONTINUING DIRECTORS – CLASS C:  Term Expiring 2012

Angela D. Toppi has served as a director since 2009 and has been Executive Vice President, Treasurer, Secretary and Chief Financial Officer of Trans-Lux Corporation for the past nine years.  Ms. Toppi’s extensive leadership experience at Trans-Lux Corporation for over 25 years of service and involvement with numerous restructuring and organizational transactions gives her a deep understanding of the Corporation.  Ms. Toppi is a Certified Public Accountant.  As Chief Financial Officer, Ms. Toppi provides valuable insight to the Board.

Salvatore J. Zizza has served as a director since 2009 when he was elected an independent director.  Mr. Zizza was elected Vice Chairman of the Board (a non-executive position) of Trans-Lux Corporation on September 29, 2010.  Mr. Zizza is currently the Chairman of Zizza & Co. Ltd.; Chairman of Metropolitan Paper Recycling; Chairman of Bethlehem Advanced Materials; a Director of Hollis-Eden Pharmaceuticals; and a Director of several of the Gabelli open and closed-end funds, including The Gabelli Equity Trust, The Gabelli Asset Fund, The Gabelli Growth Fund, The Gabelli Convertible and Income Securities Fund, The Gabelli Utility Trust Fund, The Gabelli Global Multimedia Trust, The Gabelli Equity Series Fund, The Gabelli Dividend and Income Trust, The Gabelli Gold Fund, The Gabelli International Growth Fund, The Gabelli Global Gold & Natural Resources Fund, and the GAMCO Westwood Funds.  Previously, Mr. Zizza was a Director of Earl Scheib, Inc.  Mr. Zizza was elected in accordance with a Settlement Agreement approved by the United States District Court for the Southern District of New York described in the Corporation’s proxy statement for the December 11, 2009 Annual Meeting of Stockholders.  Mr. Zizza’s extensive experience and service to numerous other boards of directors allows Mr. Zizza to provide valuable contributions to the Board.  In addition, Mr. Zizza also serves as Chairman of the Audit Committee.

DIRECTORS WHOSE TERMS EXPIRE AT THE 2010/2011 ANNUAL MEETING

AND ARE NOT STANDING FOR ELECTION

Howard S. Modlin has served as a director since 1975.  Mr. Modlin is an attorney and serves as President of the firm Weisman Celler Spett & Modlin, P.C.  Mr. Modlin is also the Chairman and Chief Executive Officer of General DataComm Industries, Inc.  Previously, Mr. Modlin was a Director of Fedders Corporation.

Michael R. Mulcahy has served as a director since 2002.  Mr. Mulcahy was the President and Chief Executive Officer of Trans-Lux Corporation until his retirement on December 31, 2009.  He was formerly Co-Chief Executive Officer of Trans-Lux Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE DIRECTORS AND/OR NOMINEES STANDING FOR ELECTION LISTED ABOVE.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal No. 4 (Item 4 on Proxy Card)

Ratification of Appointment of Independent Registered Accounting Firm

BDO USA, LLP (“BDO”) has served as our independent registered public accounting firm since May 17, 2010, when the Audit Committee of the Corporation’s Board of Directors approved their engagement to audit the Corporation’s financial statements for the fiscal year ended December 31, 2010.  The Audit Committee of the Board of Directors has appointed BDO as our independent registered public accounting firm for the year ending December 31, 2011.  The proposal to appoint BDO as the independent registered public accounting firm will be approved if, at the Annual Meeting at which a quorum is present, the votes cast in favor of the proposal exceed the votes cast opposing the proposal.

Representatives of BDO will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so.  They will also be available to respond to appropriate questions.

The Audit Committee is not aware of any disagreements between management and BDO regarding accounting principles and their application or otherwise.

Change in Auditors:  UHY LLP (“UHY”) had served as our independent registered public accounting firm when the Audit Committee of the Corporation’s Board of Directors approved their engagement to audit the Corporation’s financial statements for the fiscal year ended December 31, 2008.  On April 16, 2010, UHY merged its New England practice into Marcum, LLP.  As a result of the merger, UHY declined reappointment as our independent registered public accountant firm for the fiscal year ended December 31, 2010.  There were no disagreements with UHY on any matter of accounting principles and their application or otherwise.  As a result of the aforementioned merger, UHY issued a letter dated April 20, 2010, addressed to the Securities and Exchange Commission, stating that UHY agrees that there were no disagreements on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

UHY reported on the Corporation’s financial statements for the year ended December 31, 2009.  There were no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to UHY’s satisfaction, would have caused them to make a reference to the subject matter in conjunction with their report on the Corporation’s consolidated financial statements or such year; and there were no reportable events, as listed in Item 304 (a) (1) (v) of Regulation S-K.

During the year ended December 31, 2009 and through the date of the Audit Committee’s decision to engage BDO, the Corporation did not consult BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or type of audit opinion that might be rendered on the Corporation’s consolidated financial statements, or any other matter or reportable events listed in Item 304 (a) (2) (i) and (ii) of Regulation S-K.

Audit Committee Pre-Approval of Independent Auditor Services:  All audit services provided by BDO for 2010 and 2011 were approved by the Audit Committee in advance of the work being performed.

Audit Fees: BDO audit fees were $180,000 in 2010.  BDO audit fees include fees associated with the annual audit of the Corporation’s financial statements, reviews of the Corporation’s quarterly reports on Form 10-Q and review of the Corporation’s proxy statement.  UHY audit fees were $172,000 and $5,000 in 2009 and 2010, respectively.  UHY audit fees include fees associated with the annual audit of the Corporation’s financial statements and the reviews of the Corporation’s quarterly reports on Form 10-Q for 2009, and the review of the Corporation’s 2010 Form 10-K.

Audit-Related Fees: There were no audit-related services provided by UHY in 2009 or by BDO in 2010.

Tax Fees:  Neither BDO nor UHY provided any tax services.

All Other Fees:  Neither BDO nor UHY provided any non-audit services.

Vote Required:  The ratification of the appointment by our Audit Committee of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative vote of a majority of the shares of Common Stock and Preferred Stock of the Corporation voting in person or by proxy on such ratification.  Although stockholder approval of the appointment is not required by law and is not binding on the Audit Committee, the Committee will take the appointment under advisement if such appointment is not approved by the affirmative vote of a majority of the votes cast at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP, AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE FINANCIAL STATEMENTS OF THE CORPORATION FOR THE 2011 FISCAL YEAR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of January 24, 2012 (or such other date specified) with respect to the beneficial ownership of the Corporation’s Common Stock or shares acquirable within 60 days of such date by (i) each person known by the Corporation to own more than 5% of the Corporation’s Common Stock and who is deemed to be such beneficial owner of the Corporation’s Common Stock under Rule 13d-3(a)(ii); (ii) each person who is a director of the Corporation; (iii) each named executive in the Summary Compensation Table; and (iv) all persons as a group who are executive officers and directors of the Corporation, and as to the percentage of outstanding shares held by them on that date.

Name, Status and Mailing Address	Number of Shares Beneficially Owned	Percent Of Class (%)
5% Stockholders:
Gabelli Funds, LLC .……………………………………………	14,227,700 (1)	76.14
One Corporate Center Rye, NY 10580-1434

Non-Employee Directors:
Jean Firstenberg ......……….…..…......……………………….…	1,420 (2)	*
Howard S. Modlin .....…….………….….…….…………………	13,873 (3)	*
Michael R. Mulcahy …......…......…...……………………….…..	3,303	*
George W. Schiele ……………………………………...……….	175,500 (4)	3.61
Salvatore J. Zizza (5)....………………………………………….	500	*

Named Executive Officers:
J.M. Allain ………………………………………………………	52,000 (6)	1.11
Angela D. Toppi .…....….…….......……………………………..	6,000 (7)	*
Andrew Aldrich ………………………………………………….	-	*
Jeffrey Knapp ……………………………………………………	-	*
All directors and executive officers as a group (9 persons)……...	252,596 (8)	5.19

*  Represents less than 1% of total number of outstanding shares.

(1)

Based on Schedule 13D, Amendment No. 91 dated November 21, 2011 by Mario J. Gabelli, GGCP, Inc., Gabelli Funds, LLC, Teton Advisors, Inc., Gamco Investors, Inc., GGCP, Inc., Mario J. Gabelli and Gamco Asset Management Inc., which companies are parent holding companies and/or registered investment advisers.  All securities are held as agent for the account of various investment company fund accounts managed by such reporting person.  Except under certain conditions, Gabelli Funds, LLC has sole voting power and sole dispositive power over such shares.  The amount includes 14,000,000 shares of Common Stock acquirable upon conversion of 200,000 shares of Preferred Stock, A Warrants and B Warrants.

(2)

The amount includes 1,000 shares of Common Stock acquirable upon exercise of stock options.

(3)

The amount includes 7,719 shares of Common Stock owned by Mr. Modlin’s immediate family or held in trust for Mr. Modlin’s immediate family and 2,500 shares of Common Stock acquirable upon exercise of stock options.

(4)

The amount includes 175,000 shares of Common Stock acquirable upon conversion of 2,500 shares of Preferred Stock, A Warrants and B Warrants and 500 shares of Common Stock acquirable upon exercise of stock options.

(5)

Mr. Zizza disclaims any interest in the shares set forth in footnote 1 above.

(6)

The amount includes 25,000 shares of restricted stock granted on February 16, 2010 which vests on the two-year anniversary date of grant, provided Mr. Allain is employed by the Corporation on that date.

(7)

The amount includes 5,000 shares of Common Stock acquirable upon exercise of stock options.

(8)

The amount includes 9,500 shares of Common Stock set forth in footnotes above which members of the group have the right to acquire by exercise of stock options (including director stock options).

MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

The Board of Directors held 11 meetings during 2010 and 16 meetings during 2009.  All directors attended 75% or more of such meetings and of the committee meetings for which they were members.  The Corporation does not have a formal policy regarding directors’ attendance at annual stockholders meetings, although all directors attended the 2009 Annual Meeting.  Nevertheless, the Corporation strongly encourages and prefers that directors attend regular and special Board meetings as well as the annual meeting of stockholders in person, although attendance by teleconference is considered adequate.  The Corporation recognizes that attendance of the Board members at all meetings may not be possible and excuses absences for good cause.

Non-employee directors receive an annual fee of $2,800 and $800 for each meeting of the Board attended ($800 for telephonic meetings until September 30, 2009 and $400 for telephonic meetings thereafter), while employee directors receive an annual fee of $1,360 and $320 for each meeting of the Board attended ($320 for telephonic meetings until September 30, 2009 and $160 for telephonic meetings thereafter).  For services rendered during 2010, Mr. Schiele received a fee of $2,500 as Chairman of the Board, Mr. Zizza received a fee of $1,500 as Vice Chairman of the Board, Mr. Jankowski received a fee of $3,200 as Chairman of the Board, Mr. Angiolillo received a fee of $15,000 as interim Chairman of the Board and Mr. Liss received a fee of $400 as Vice Chairman of the Board.  For services rendered during 2009, Mr. Jankowski received an annual fee of $6,400 as Chairman of the Board and Mr. Liss received a fee of $800 as Vice Chairman of the Board.  Fees for members of the Board and Committees are determined annually by the entire Board of Directors based on review of compensation paid by other similar size companies, the amounts currently paid by the Corporation, the overall policy for determining compensation paid to officers and employees of the Corporation, and the general financial condition of the Corporation.

Corporate Governance Policies and Procedures

The Board of Directors has adopted a Code of Business Conduct and Ethics Guidelines that applies specifically to Board Members and Executive Officers.  The Code is designed to promote compliance with applicable laws and regulations, to promote honest and ethical conduct, including full, fair, accurate and timely disclosure in reports and communications with the public.  The Code is available for viewing on the Corporation’s website at www.trans-lux.com.  Any amendments to, or waivers from, the Code of Business Conduct and Ethics Guidelines will be posted on the website.  In addition, the Board of Directors adopted a Whistle Blowing policy, which provides procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters, as well as the confidential, anonymous submission of concerns regarding questionable accounting or auditing practices.

Corporate Leadership Structure

Two separate individuals serve as the Corporation’s Chairman of the Board and Chief Executive Officer.  The Chairman is not an executive officer.  He provides leadership to the Board in the fulfillment of its responsibilities in presiding over Board meetings.  He also presides over meetings of the stockholders. The Chief Executive Officer is responsible for directing the operational activities of the Corporation.

Risk Management

Our Board and Audit Committee are actively involved in risk management.  Both the Board and Audit Committee regularly review the financial position of the Corporation and operations of the Corporation and other relevant information, especially cash management and risks associated with the Corporation’s financial position and operations.

Communication with the Board of Directors

Security holders are permitted to communicate with the members of the Board by forwarding written communications to the Corporation’s Corporate Secretary at the Corporation’s headquarters in Norwalk, Connecticut.  The Corporate Secretary will present all communications, as received and without screening, to the Board at its next regularly scheduled meeting.

Committees of the Board of Directors

The Board of Directors has appointed a Compensation Committee, an Audit Committee and a Nominating Committee.  During 2009, the Board of Directors eliminated the Executive Committee.  The Executive Committee did not meet in 2009.

Compensation Committee

The members of the Compensation Committee of the Board of Directors are Mr. Schiele and Ms. Firstenberg.  Mr. Modlin was a member and Chairman of the Compensation Committee until his resignation on December 21, 2011.  The Compensation Committee reviews compensation and other benefits.  The Compensation Committee held two meetings in 2009 and two meetings in 2010.  None of the members of the Compensation Committee during 2009 and continuing through 2010 and 2011 is or has been an officer or employee of the Corporation.  The Compensation Committee does not have a charter.  There are no compensation committee interlock relationships with respect to the Corporation.  Members of said Committee receive a fee of $320 for each meeting of the Committee they attend and the Chairperson, Ms. Firstenberg, will receive an annual fee of $1,600.

Audit Committee

The members of the Audit Committee of the Board of Directors are Ms. Firstenberg and Mr. Zizza.  Mr. Modlin served in an ex officio capacity until February 10, 2010, and resigned in order to comply with NYSE Amex Company Guide requirements.  The Audit Committee operates under a formal written charter approved by the Committee and adopted by the Board of Directors.  The Board of Directors had determined that former director and member of the Audit Committee, Mr. Jankowski, met the definition of “audit committee financial expert” set forth in Item 407 of Regulation S-K, as promulgated by the Securities and Exchange Commission (“SEC”).  Mr. Jankowski resigned on June 10, 2010 and the Board approved Mr. Zizza as the replacement “audit committee financial expert.”  The Audit Committee held six meetings in 2009 and four meetings in 2010.  The responsibilities of the Audit Committee include the appointment of the independent registered public accounting firm, review of the audit function and material aspects thereof with the Corporation’s independent registered public accounting firm, and compliance with the Corporation’s policies and applicable laws and regulations.  Members of said Committee receive a fee of $400 for each meeting of the Committee they attend and the Chairman, Mr. Zizza, receives an annual fee of $2,400 and $100 for each quarterly telephonic meeting with the independent auditors.

Nominating Committee

The Corporation’s Nominating Committee was established at the December 11, 2009 meeting of the Board of Directors.  Previously the Corporation was considered a controlled company, and therefore, was not required to have a nominating committee.  A written charter for the Nominating Committee has been adopted; a copy of the Charter is  attached as Appendix C to this Proxy Statement.   The  Committee  recommends  for  consideration  by

the Board of Directors, nominees for election of directors at the Corporation’s Annual Meeting of Stockholders.  Except as qualified below in connection with settlement of a lawsuit, director nominees are considered on the basis of, among other things, experience, expertise, skills, knowledge, integrity, understanding the Corporation’s business and willingness to devote time and effort to Board responsibilities.  The Committee does not have a separate policy regarding diversity of the Board.  One former director and two directors, Glenn J. Angiolillo (resigned November 28, 2011), George W. Schiele and Salvatore J. Zizza (the “Gamco Nominees”) were elected in accordance with a Settlement Agreement approved by the United States District Court for the Southern District of New York described in the Corporation’s proxy statement for the December 11, 2009 Annual Meeting of Stockholders.  If any of them or their replacements is unwilling or unable to serve as a director prior to the 2012 Annual Meeting of Stockholders, the Corporation, consistent with duties and obligations under Delaware law, shall use its best efforts to replace said director with a nominee suggested by the Gabelli parties, the Settlement Group, consisting of Gabelli Funds, LLC, Gamco Asset Management, Inc., Gabelli Cap Growth Fund, Gabelli Global Multimedia Trust, Inc., Gabelli Dividend and Income Trust and Gabelli Convertible Fund.

The members of the Nominating Committee of the Board of Directors are Mr. Zizza and Ms. Firstenberg, each of who is independent in accordance with the NYSE Amex Company Guide requirements.  The Nominating Committee is responsible for identifying, researching and nominating directors for election by our stockholders and selecting nominees to fill vacancies on our Board of Directors or a committee of the Board.  The Nominating Committee was established on December 11, 2009.  The Nominating Committee did not meet in 2009, had two meetings in 2010 and one in 2011 to discuss, among other things, nominating the directors for election by our stockholders at the Annual Meeting of Stockholders.  The members of the Nominating Committee have recommended to the Board, and the independent members of the Board of Directors have nominated, each of the director or nominees in Proposal No. 3 to serve as members of the Board of Directors.

Corporate Governance Committee

The Board of Directors has not established a corporate governance committee.  The Board of Directors acts as the corporate governance committee.

Independence of Non-Employee Directors

A director is considered independent if the Board of Directors determines that the director does not have any direct or indirect material relationship with the Corporation.  Mr. Allain and Ms. Toppi are employees of the Corporation and Mr. Mulcahy is a former employee of the Corporation and, therefore, have been determined by the Board to fall outside the definition of “independent director.”  Messrs. Modlin, Schiele and Zizza and Ms. Firstenberg are non-employee directors of the Corporation.  Mr. Modlin is not considered independent due to legal services previously rendered by the law firm of which Mr. Modlin is the president.  The Board of Directors has determined that Messrs. Schiele and Zizza and Ms. Firstenberg are “independent directors” since they had no relationship with the Corporation other than their status and payment as non-employee directors, and as stockholders.  The Board of Directors has determined that Mr. Zizza and Ms. Firstenberg are independent under the SEC’s audit committee independence standards.

Non-Employee Director Stock Option Plan

The Board of Directors has previously established a Non-Employee Director Stock Option Plan, which as amended, covers a maximum of 30,000 shares for grant.  Options are for a period of six years from date of grant, are granted at fair market value on date of grant, may be exercised at any time after one year from date of grant while a director and are based on years of service, with a minimum of 500 stock options for each director, an additional 500 stock options based on five or more years of service, another 500 stock options based on 10 or more years of service and an additional 1,000 stock options based on 20 or more years of service.  Additional stock options are granted upon the expiration or exercise of any such option, which is no earlier than four years after date of grant, in an amount equal to such exercised or expired options.

Compensation of Directors

The following table represents director compensation for 2010 and 2009.

Name	Year	Fees Earned ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
J.M. Allain (2) …….…….…	2010	-	-	-	-	-	-	-
	2009	-	-	-	-	-	-	-
Glenn J. Angiolillo (3)........	2010	22,920	-	-	-	-	-	22,920
	2009	1,120	-	286	-	-	-	1,406
Jean Firstenberg …………..	2010	8,240	-	-	-	-	-	8,240
	2009	18,940	-	233	-	-	-	19,173
Gene Jankowski (4)……..…	2010	7,640	-	-	-	-	-	7,640
	2009	21,620	-	-	-	-	-	21,620
Victor Liss (5)………….......	2010	5,000	-	-	-	-	-	5,000
	2009	15,200	-	-	-	-	770	15,970
Howard S. Modlin ………...	2010	9,840	-	-	-	-	-	9,840
	2009	17,940	-	700	-	-	-	18,640
Michael R. Mulcahy ……...	2010	6,800	-	-	-	-	14,792	21,592
	2009	6,400	-	-	-	-	-	6,400
George W. Schiele…….…..	2010	10,740	-	-	-	-	-	10,740
	2009	800	-	286	-	-	-	1,086
Angela D. Toppi ………....	2010	3,680	-	-	-	-	-	3,680
	2009	720	-	-	-	-	-	720
Salvatore J. Zizza ………...	2010	12,200	-	-	-	-	-	12,200
	2009	800	-	286	-	-	-	1,086

(1)  All other compensation consists of medical insurance premiums paid.

(2)  Mr. Allain was appointed a Director by the Board on June 22, 2011.

(3)  Mr. Angiolillo had 500 stock options oustanding at December 31, 2010. Mr. Angiolillo resigned on November 28, 2011.

(4)  Ms. Firstenberg had 1,500 stock options oustanding at December 31, 2010.

(5)  Mr. Jankowski resigned on June 10, 2010.
(6)  Mr. Liss resigned on August 20, 2010.

(7)  Mr. Modlin had 2,500 stock options oustanding at December 31, 2010.

(8)  Mr. Schiele and Mr. Zizza each had 500 stock options outstanding December 31, 2010.

Audit Committee Report

The information contained in this Proxy Statement shall not be deemed to be “soliciting material” or “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that it is specifically incorporated by reference into a document filed under the Securities Act of 1933 (“Securities Act”) or Exchange Act.

The following is a report of the Audit Committee of the Board of Directors:

The two members of the Audit Committee of the Board of Directors listed below are independent directors as defined by the NYSE Amex Company Guide.  The Board of Directors has adopted a written charter for the Audit Committee.

The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Corporation’s independent registered public accounting firm.  Management is responsible for the preparation of the Corporation’s financial statements and the financial reporting process, including the system of internal controls.  The independent registered public accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America.  The Audit Committee's responsibility is to oversee these processes.

The Audit Committee has met and held discussions with management and the independent registered public accountants.  The Audit Committee has reviewed and discussed the matters required to be discussed by Statement  On  Auditing  Standards  No.  61,  “Communication  with  Audit  Committees,”  as  amended.   The

Corporation’s independent registered public accountants have provided to the Audit Committee the written disclosures and the letter required under Independence Standards of the Public Company Accounting Oversight Board (PCAOB) Rule 3526, “Communication with Audit Committees Concerning Independence.”  The Audit Committee also considered the compatibilities of non-audit services with the accountants’ independence.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Corporation’s audited consolidated financial statements contained in the Corporation’s Annual Report on Form 10-K for the years ended December 31, 2009 and 2010.  The Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission.

The Audit Committee has discussed the overall scope and plans for the audit with the independent accountants selected by the directors.  The Audit Committee will meet with the independent accountants, with and without management present, to discuss the results of their examination and the overall quality of the Corporation’s financial reporting.

Independent Registered Public Accounting Firms’ Fees

During the year ended December 31, 2010, audit fees of $180,000 were paid or accrued to BDO, the Corporation’s independent registered public accounting firm.  Audit fees for 2010 were for (i) audit of the Corporation’s annual financial statements, (ii) reviews of the Corporation’s quarterly financial statements and (iii) review of the Corporation’s proxy statement.  During the year ended December 31, 2009, audit fees of $172,000 was paid or accrued to UHY, the Corporation’s former independent registered public accounting firm.  Audit fees for 2009 were for (i) audit of the Corporation’s annual financial statements and (ii) reviews of the Corporation’s quarterly financial statements.

The Audit Committee of the Board of Directors has considered the absence of non-audit services by the auditors for financial information systems design and implementation and absence of all other non-audit services as compatible with maintaining the auditor’s independence.

This report is submitted by the Audit Committee.  Its members are:

Salvatore J. Zizza, Chairman

Jean Firstenberg

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

All matters concerning executive compensation for the Chief Executive Officer and other executive officers are considered by the Corporation’s Compensation Committee.  The following paragraphs discuss the principles underlying our executive compensation decisions and the most important factors relevant to an analysis of these decisions.  It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and other quantitative information that follows this section.

Our compensation of executives is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time and to retain those individuals who continue to perform at or above our expectations, without incurring risk-taking incentives that are reasonably likely to have a material adverse effect on the Corporation.  Our executives’ compensation has three primary components - base salary, a cash incentive bonus and stock option/restricted stock awards.

Base Salary.  We fix the base salary of each of our executives at a level we believe enables us to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals.  We also take into account the base salaries paid by similarly sized companies and the base salaries of other companies with which we believe we compete for talent.  To this end, we subscribe to certain executive compensation surveys and other databases and review them when making a crucial executive hiring decision and annually or at the end of the term of the employment agreement when we review executive compensation.

Cash Incentive Bonus.  We designed the cash incentive bonuses for each of our executives to focus the executive on achieving key financial and/or operational objectives within a yearly time horizon, as described in more detail below.

Stock Option/Restricted Stock Awards.  We use stock options or restricted stock awards when employment agreements are entered into and/or to reward long-term performance; these options are intended to produce value for each executive if the Corporation’s performance is outstanding and if the executive has an extended tenure and are also based on availability of options.

We view the three primary components of our executive compensation as related but distinct.  Although we review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components.  We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information we deem relevant, such as the survey data referred to above.  We believe that salary and cash incentive bonuses are primary considerations and that stock options/restricted stock awards are secondary considerations.  Except as described below, we have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation.  This is due to the small size of our executive team and the need to tailor each executive’s award to attract and retain that executive.

In addition to the three primary components of compensation described above, we provide our executives with benefits that are generally available to our salaried employees.  These benefits include health and medical benefits, flexible spending plans and life insurance.  We also may provide our executives with severance, as described in more detail below.  However, for the first time the Corporation, as an inducement to Mr. Allain to enter into an employment contract, granted him 50,000 restricted shares of Common Stock which vested 50% on the one year anniversary and the remaining 50% after two years, provided Mr. Allain is employed by the Corporation.

No stock options were awarded during 2009 and 2010 to any employees, and therefore, the Corporation did not record any related compensation expense.  There are no stock option plans currently in effect providing for the grant of new options to employees.  There is a Proposal No. 2 in this Proxy Statement to adopt a new 2012 Long-Term Incentive Plan for officers and employees.

Cash Incentive Bonus.  Cash incentive bonuses for our executives are established as part of their respective individual employment agreements, as applicable.  Each employment agreement provides that the executive will receive a cash incentive bonus determined in the discretion of our Board of Directors, based upon the financial performance of the Corporation.  These criteria are established by the Compensation Committee and approved by the full Board of Directors at the time the individual employment agreement is entered into and includes specific objectives relating to the achievement of operational and/or financial results.  Based on the results of the Corporation, no cash incentive bonuses were paid for the years ended December 31, 2009 and 2010.

Supplemental Executive Retirement Agreement.  Former President and Chief Executive Officer Michael Mulcahy retired on December 31, 2009.  In accordance with his agreement, Mr. Mulcahy was due a Supplemental Executive Retirement Payment (“SERP”).  The benefit payment was due on July 1, 2010 in the amount of $353,000 plus tax effect of approximately $170,000, but has not yet been paid.

Other Benefits.  Our executives are eligible to participate in all of our employee benefit plans, such as medical, group life and disability insurance, pension plan and our 401(k) plan, in each case on the same basis as our other employees.  There were no special benefits or perquisites provided to any executive officer in 2009 and 2010.

Compensation Consultants.  The Corporation has not engaged the services of any outside compensation consultant for 2009 and 2010.

Compensation Committee Report

The information contained in this Proxy Statement shall not be deemed to be “soliciting material” or “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or Exchange Act.

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the Compensation Committee.  Its members are:

Jean Firstenberg, Chairperson

George W. Schiele

2010 EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT

Compensation of Executive Officers

The following table provides certain summary information for the last three fiscal years of the Corporation concerning compensation paid or accrued by the Corporation and its subsidiaries to or on behalf of the Corporation’s Chief Executive Officer, Chief Financial Officer and other Named Executive Officers of the Corporation.

Summary Compensation Table

Annual Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value of Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
J.M. Allain ………….....	2010	215,145	-	48,500	-	-	-	15,240	278,885
President and Chief	2009	-	-	-	-	-	-	-	-
Executive Officer	2008	-	-	-	-	-	-	-	-

Angela D. Toppi ..…...…	2010	173,535	-	-	-	-	-	3,863	177,398
Executive Vice President	2009	174,839	-	-	-	-	-	3,132	177,971
Treasurer, Secretary and Chief Financial Officer	2008	193,658	-	-	-	-	-	3,065	196,723

Andrew Aldrich (2)…......	2010	-	-	-	-	-	-	-	-
Chief Strategy Officer	2009	-	-	-	-	-	-	-	-
	2008	-	-	-	-	-	-	-	-

Jeffrey Knapp (2)….....….	2010	-	-	-	-	-	-	-	-
Executive Vice President	2009	-	-	-	-	-	-	-	-
of Sales & Marketing	2008	-	-	-	-	-	-	-	-

(1)  See “All Other Compensation” below for further details.

(2)  Elected an Executive Officer on June 22, 2011.

All Other Compensation

Name	Year	Director and/or Trustee Fees ($)	Insurance Premiums ($)	Supplemental Executive Retirement Benefit ($)	Other ($) (1)	Total All Other Compensation ($)
J.M. Allain………………….……....	2010	-	240	-	15,000	15,240
	2009	-	-	-	-	-
	2008	-	-	-	-	-
Angela D. Toppi ……….……….…	2010	1,360	2,503	-	-	3,863
	2009	720	2,412	-	-	3,132
	2008	500	2,565	-	-	3,065
Andrew Aldrich …….……….……..	2010	-	-	-	-	-
	2009	-	-	-	-	-
	2008	-	-	-	-	-
Jeffrey Knapp……………….……..	2010	-	-	-	-	-
	2009	-	-	-	-	-
	2008	-	-	-	-	-

(1)  Other consists of vehicle allowance.

During 2009, certain of the named executives agreed to a voluntary reduction in their salary for the remaining ten months and for 2010.

Stock Option Plans and Stock Options

The Corporation had an incentive stock option plan, which provided for the grant of incentive stock options at fair market value on date of grant.  The plan has expired and no further options may be granted.  Options outstanding are exercisable during the period one to ten years after date of grant and while the holder is in the employ of the Corporation and survive the termination of the plan.  There were no stock options granted in fiscal 2010 and 2009 to the named executive officers and no stock options were exercised in fiscal 2010.  The stockholders are being asked to consider and act upon Proposal No. 2 to approve the adoption of the 2012 Long-Term Incentive Plan, which approval is conditioned upon the approval of Proposal No. 1(a); if Proposal No. 1(a) is not approved; then Proposal No. 2 to approve the adoption of the 2012 Long-Term Incentive Plan will not pass.

The following table sets forth information as to the named executive officers with respect to the value realized on exercise of stock options and fiscal year end option values.

Aggregate Option Exercises in Last Fiscal Year And Fiscal Year End Option Values

	Option Exercises		Number of Unexercised Options at Fiscal Year End	Value of Unexercised In-the-Money Options at Fiscal Year End ($) (1)
Name	Shares Acquired on Exercise	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
J.M. Allain ……………....	None	-	- / -	- / -
Angela D. Toppi …….....	None	-	5,000/ -	- / -
Andrew Aldrich ...….......	None	-	- / -	- / -
Jeffrey Knapp ……….….	None	-	- / -	- / -

(1)

Market value of underlying securities at fiscal year-end, minus the exercise price.

Non-Employee Director Stock Option Plan

The Board of Directors has previously established a Non-Employee Director Stock Option Plan.  Options are for a period of six years from date of grant, are granted at fair market value on date of grant, may be exercised at any time after one year from date of grant while a director and are based on years of service, with a minimum of 500 stock options for each director, an additional 500 stock options based on five or more years of service, another 500 stock options based on 10 or more years of service and an additional 1,000 stock options based on 20 or more years of service.  Additional stock options are granted upon the expiration or exercise of any such option, which is no earlier than four years after date of grant, in an amount equal to such exercised or expired options.  The stockholders are being asked to consider and act upon Proposal No. 2 to approve the adoption of the 2012 Long-Term Incentive Plan, which approval is conditioned upon the approval of Proposal No. 1(a); if Proposal No. 1(a) is not approved; then Proposal No. 2 to approve the adoption of the 2012 Long-Term Incentive Plan will not pass.

Retirement Plan

The Corporation made a cash contribution of $253,000 during 2009 and $48,000 during 2010, which was less than the minimum required contribution, to the Corporation’s retirement plan for all eligible employees and the individuals listed in the Summary Compensation Table.  The Corporation has filed requests for waivers of the minimum funding standard as permitted under 412(d) of the Internal Revenue Code and Section 303 of the Employee Retirement Income Security Act of 1974 for both the 2009 and 2010 plan year.

The Corporation's retirement plan covers all salaried employees over age 21 with at least one year of service who are not covered by a collective bargaining agreement to which the Corporation is a party.  Retirement benefits are based on the final average salary for the highest five of the ten years preceding retirement.  For example, estimated annual retirement benefits payable at normal retirement date, which normally is age 65, is approximately $15,000 for an individual with ten years of credited service and with a final average salary of

$100,000; and approximately $120,000 for an individual with 40 years of credited service and with a final average salary of $200,000.  Currently, $245,000 is the legislated annual cap on determining the final average salary and $195,000 is the maximum legislated annual benefit payable from a qualified pension plan.

As of January 1, 2011, Ms. Toppi had 17 years of credited service.  As of December 31, 2003, the benefit service under the pension plan had been frozen, and, accordingly, no further years of credited service have been allowed, and as of April 30, 2009, the benefit under the pension plan has been frozen, and, accordingly, there is no further increase in benefit being accrued.  The normal annual retirement benefit for Ms. Toppi is approximately $36,000.

Supplemental Executive Retirement Agreement

The former President and Chief Executive Officer, Michael Mulcahy, retired on December 31, 2009.  In accordance with his agreement, Mr. Mulcahy was due a Supplemental Executive Retirement Payment (“SERP”).  The SERP benefit payment was due on July 1, 2010 in the amount of $353,000 plus tax effect of approximately $170,000, but has not yet been paid.

Certain Transactions

During the year 2009 and 2010, $141,000 and $107,000, respectively, in fees for legal services rendered was paid by the Corporation to the law firm of which Mr. Modlin, a director of the Corporation, is the President.

Employment Agreement

The Corporation executed an employment agreement with J.M. Allain on February 16, 2010 for a term expiring on February 16, 2012.  Mr. Allain was appointed as President and Chief Executive Officer of the Corporation at that time.  The agreement provides for compensation at the annual rate of $250,000 through February 16, 2012.  Mr. Allain is entitled to receive a one-time bonus of $50,000 in the event that the cash flow of the Corporation, before financing activities and sale of real estate, exceeds $2.5 million for 2010 or 2011, during the term of the employment agreement.  Payment of such bonus shall be made only once, if earned, within 120 days after the end of the period earned.  In addition, Mr. Allain is entitled to receive up to 50,000 shares of restricted Common Stock of the Corporation upon achieving specified levels of Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), excluding (i) sales of real estate and (ii) the amount by which (x) any item or items of unusual or extraordinary gain in the aggregate exceeds 20% of the Corporation’s net book value as at the end of the immediate preceding fiscal year or (y) any items of unusual or extraordinary loss in the aggregate exceeds 20% of the Corporation’s net book value as at the end of the immediate preceding calendar year, in each case in (x) and (y) above as determined by accounting principles generally accepted in the United States of America, and items of gain and loss shall not be netted against each other for purpose of the above 20% calculation.  Mr. Allain will receive 10,000 shares of restricted stock if EBITDA equals $4.6 million for 2010 or 2011, and for each $200,000 increase in EBITDA over $4.6 million, Mr. Allain will receive an additional 10,000 shares of restricted stock, not to exceed 50,000 shares of restricted stock in the aggregate.  Delivery of such restricted shares shall be made within 120 days after the end of the period earned.  Also, Mr. Allain executed, concurrently with his employment agreement, a restricted stock agreement, awarding him 50,000 shares of restricted stock.  The restricted stock vested at the rate of 50% on February 16, 2011 and the remaining 50% vests on February 16, 2012, provided Mr. Allain is employed by the Corporation on that date.  His employment agreement provides that if consistent with duties and obligations under Delaware law, the Corporation will recommend his nomination to the Board as and when a seat becomes available.  Mr. Allain was appointed as a Director by the Board on June 22, 2011, thereby filling a vacancy.  If Mr. Allain’s employment is terminated for any reason, he is entitled to four month’s salary as severance pay and he has agreed to immediately resign as a director.

The foregoing is a summary of the agreement and reference is made to the agreement which has been filed with the SEC, for the full terms thereof.

Stock Option Plans and Stock Options

The following table sets forth information as to the named executive officers with respect to unexercised options and equity incentive plan awards as of the end of the fiscal year.

Outstanding Equity Awards at Fiscal Year-End
Name	Number of Securities Underlying Unexercised Options #	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options #	Option Exercise Price $	Option Expiration Date	Number of Shares or Units of Stock that have not Vested #	Market Value of Shares of Units of Stock that have not Vested $	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested $
J.M. Allain…………....	-	25,000	-	02/16/12	25,000	4,000	25,000	4,000
Angela D. Toppi……..	5,000	-	7.00	03/24/14	-	-	-	-

FIVE-YEAR CORPORATE PERFORMANCE GRAPH

The following graph compares the Corporation’s total stockholder return over the five fiscal years ended December 31, 2010 with the NYSE Amex Composite Index (“XAX”) and the Russell 2000 Index (“RUSSELL 2000”).  The stockholder return shown on the graph as “TNLX” is not intended to be indicative of future performance of the Corporation’s Common Stock.

COMPARATIVE FIVE YEAR TOTAL RETURNS*

Trans-Lux Corporation, NYSE Amex Composite Index, Russell 2000 Index**

	2005	2006	2007	2008	2009	2010
XAX	100.00	116.90	136.98	79.45	103.74	125.54
RUSSELL 2000	100.00	117.00	113.79	74.19	92.90	116.40
TNLX	100.00	135.48	109.97	13.23	12.20	2.75

*

Cumulative total return assumes reinvestment of dividends.

**

Peer group consists of the RUSSELL 2000.  Assumes $100 investment at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in TNLX Common Stock, XAX and RUSSELL 2000.

THE CORPORATION’S RESTRUCTURING TRANSACTION

The Corporation has completed the previously announced financial restructuring and recapitalization (the “Restructuring Plan”) of the Corporation.  The Corporation has raised an aggregate $8,330,000 (the “Offering”) via the issuance of 416,500 shares of Series A Convertible Preferred Stock, $1.00 par value (“Preferred Stock”) having a stated value of $20.00 per share and 10,000 one-year warrants (the “A Warrants”).  The Preferred Stock is convertible into fifty (50) shares of the Corporation’s Common Stock, par value $1.00 per share.  Each holder of Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to fifty (50) votes for each share of Preferred Stock owned at the record date.  Upon filing the Corporation’s Amended and Restated Certificate of Incorporation to increase the number of shares of authorized Common Stock so that there is an adequate amount of shares of authorized Common Stock for issuance upon conversion of the Preferred Stock, the shares of Preferred Stock will be automatically converted into Common Stock (and such conversion will require no action on behalf of the Corporation or the holder of the Preferred Stock).  Each share of Preferred Stock shall convert into fifty (50) shares of Common Stock of the Corporation.  Each A Warrant shall entitle the holder to purchase (a) one share of the Corporation’s Common Stock and (b) a three-year warrant (the “B Warrants”), at an exercise price of $1.00 per share.  At such time as the Corporation’s Amended and Restated Certificate of Incorporation is filed reducing the par value of the Common Stock to an amount equal to or less than $0.10, the exercise price of the A Warrants shall be reduced to $0.20 per share, subject to such other or further adjustments as may be provided in the A Warrants.  Each B Warrant shall entitle the holder to purchase one share of the Corporation’s Common Stock at an exercise price of $1.00 per share.  At such time as the Corporation’s Amended and Restated Certificate of Incorporation is filed reducing the par value of the Common Stock to an amount equal to or less than $0.10, the exercise price of the B Warrants shall be reduced to $0.50 per share, subject to such other or further adjustments as may be provided in the B Warrants.

The gross proceeds to the Corporation from the sale of the Preferred Stock offered was $8,330,000.  The net proceeds of the Offering were used to fund the restructuring of the Company’s outstanding debt (the “Restructuring”), which included: (1) a cash settlement to holders of the 8¼% Limited Convertible Senior Subordinated Notes due 2012 in the amount of $2,019,600; (2) a cash settlement to holders of the 9½% Subordinated Debentures due 2012 in the amount of $71,800; (3) payment of the Company’s outstanding term loan with the senior lender in the amount of $320,833 and (4) payment of $1.0 million on the Company’s outstanding revolving loan with the senior lender under the Credit Agreement.  Any net proceeds of the Offering remaining after payment to holders of the Notes, the Debentures and the senior lender will be used for working capital and other general corporate purposes.

The Placement Agent received a commission of six percent (6%) of the principal amount of Preferred Stock sold to investors not introduced to the Placement Agent by the Corporation, and two percent (2%) of the principal amount of Preferred Stock sold to investors introduced to the Placement Agent by the Corporation, for a maximum amount of commissions of $320,000.  The Placement Agent also received a non-accountable expense allowance of one percent (1%) of such gross proceeds, for a maximum amount of unaccountable expenses of $80,000.  The Placement Agent received $200,000 at closing and $200,000 is payable pursuant to a promissory note due 12 months from closing bearing interest at the rate of 4.0% per annum.  In addition, the Placement Agent received a three (3) year warrant covering a number of the securities equal to six percent (6%) of (i) the total number of shares of Common Stock issuable upon conversion of the Preferred Stock and (ii) the A Warrants sold to investors in the Offering (the “Placement Agent Warrants”); provided, however, that for purposes of the calculation of the amount of Placement Agent Warrants issued to the Placement Agent, the maximum gross proceeds to the Corporation from the sale of the Preferred Stock offered was $8,000,000.  The A Warrants issuable upon exercise of the Placement Agent Warrants (and the B Warrants issuable upon exercise of the A Warrants underlying the Placement Agent’s Warrants) are substantially the same as the A Warrants (and B Warrants) sold to the investors in the Offering, except that they shall have the following exercise periods: (i) A Warrants issuable upon exercise of the Placement Agent Warrants shall be exercisable for a period of one (1) year from the date of exercise of the Placement Agent Warrants; and (ii) the B Warrants issuable upon exercise of the A Warrants underlying the Placement Agent Warrants shall be exercisable for a period equal to the longer of (a) three (3) years from the closing date of the Offering or (b) one (1) year from the date or exercise of the A Warrants underlying the Placement Agent Warrants. The Placement Agent Warrants will be exercisable at a price of $0.50, and the A Warrants and B Warrants issuable upon exercise of the Placement Agent Warrants will be exercisable at a price of $1.00 per share (subject to adjustment to $0.20 per share in the case of the A Warrants and $0.50 per share in the case of the B Warrants, as described herein).

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

The Corporation’s executive officers and directors are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the SEC.  Copies of those reports must also be furnished to the Corporation.

Based solely on a review of the copies of reports furnished to the Corporation for the year ended December 31, 2009 and 2010, the Corporation’s executive officers and directors have complied with the Section 16(a) filing requirements, with the exception of three Form 3s filed late due to a delay in obtaining a Securities and Exchange Commission CIK code in order to electronically file the report, although timely requested.

STOCKHOLDER PROPOSALS - 2012/2013 ANNUAL MEETING

If any stockholder desires to submit a proposal for action at the 2012/2013 annual meeting, such proposal must be received by the Corporation’s Corporate Secretary on or before September 9, 2012.  Nominations for directors at the 2012/2013 annual meeting by stockholders must be in accordance with Article 4(c) of the Corporation’s By-Laws and received on or before November 25, 2012.

COST OF SOLICITATION

The cost of preparing and mailing material in connection with the solicitation of proxies is to be borne by the Corporation.  Solicitation will be made by the Corporation’s regular employees in the total approximate number of 10.  Solicitation will be made by mail, telephone and in person.

By Order of the Board of Directors

Angela D. Toppi

Corporate Secretary

Dated:

Norwalk, Connecticut

January 26, 2012

APPENDIX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TRANS-LUX CORPORATION

It is hereby certified that:

1. (a) The present name of the corporation is TRANS-LUX CORPORATION;

                       (b) The name under which the Corporation was originally incorporated is AMERICAN LUX PRODUCTS CORPORATION, and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware, is the 5th day of February, 1920.

2. The provisions of the Certificate of Incorporation of the Corporation, as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of TRANS-LUX CORPORATION, without further amendment and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

3. The restatement of the Certificate of Incorporation herein certified has been duly adopted by the Board of Directors pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TRANS-LUX CORPORATION

FIRST: The name of this Corporation is TRANS-LUX CORPORATION, (the “Corporation”).

SECOND: Its principal office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware, and the name and address of its resident agent is The Prentice-Hall Corporation System, Inc. of 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The aggregate number of shares of stock of all classes which the Corporation shall have authority to issue is 63,500,000, consisting of 60,000,000 shares of Common Stock having a par value of $0.001 per share and 500,000 shares of Preferred Stock having a par value of $1.00 per share.

The powers, preferences and the relative, participating, optional and other rights and the qualifications, limitations and restrictions thereof, of each class of stock, and the express grant of authority to the Board of Directors to fix by resolution the designations and the powers, preferences and rights of each share of Preferred Stock and the qualifications, limitations and restrictions thereof, which are not fixed by this Certificate of Incorporation, are as follows:

A.

Common Stock

I.

Dividends.

Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as amended from time to time, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, , and provided that in no event shall dividends and other distributions be paid on any of the Common Stock unless the other such classes of stock also receive dividends and provided, further, that in the case of dividends or other distributions payable in stock of the Corporation other than Preferred Stock, including distributions pursuant to stock splits or divisions of stock of the Corporation other than Preferred Stock, only shares of Common Stock shall be distributed with respect to Common Stock.

II. Voting.

(a) At every meeting of the stockholders every holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his name on the transfer books of the Corporation.

(b) The provisions of this Article FOURTH of the Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the affirmative vote of a voting majority of the shares of the Common Stock.

(c) The Corporation may not effect or consummate:

(1) any merger or consolidation of the Corporation with or into any other corporation;

(2) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other person, unless and until such transaction is authorized by the vote, if any, required by Article NINTH of this Certificate of Incorporation and by Delaware law; or

(3) any dissolution of the Corporation, unless and until such transaction is authorized by a majority of the voting power of the shares of Common Stock, but the foregoing shall not apply to any merger or other transaction described in the preceding subparagraphs (1) and (2) if the other party to the merger or other transaction is a Subsidiary of the Corporation.

  For purposes of this paragraph (c) a "Subsidiary" is any corporation more than 50% of the voting securities of which are owned directly or indirectly by the Corporation; and a "person" is any individual, partnership, corporation or entity.

(d) Every reference in this Certificate of Incorporation to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of stock.

III.  Conversion Rights.  The shares of Common Stock are not convertible into any other class of stock.

IV.  Liquidation Rights.

In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount for each share equal to the amount fixed and determined by the Board of Directors in any resolution or resolutions providing for the issuance of any particular series of Preferred Stock, plus an amount equal to all dividends accrued and unpaid on shares of such series to the date fixed for distribution, and no more, before any of the assets of the Corporation shall be distributed or paid over to the holders of Common Stock. After payment in full of said amounts to the holders of Preferred Stock of all series, the remaining assets and funds of the Corporation shall be divided among and paid ratably to the holders of Common Stock.  If, upon such dissolution, liquidation or winding up, the assets of the Corporation distributable as aforesaid among the holders of Preferred Stock of all series shall be insufficient to permit full payment to them of said preferential amounts, then such assets shall be distributed among such holders, first in the order of their respective preferences, and second, as to such holders who are next entitled to such assets and who rank equally with regard to such assets, ratably in proportion to the respective total amounts which they shall be entitled to receive as provided in this Section IV.  A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section IV.

B.

Preferred Stock.

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the preferred shares in series, and by filing a certificate pursuant to the General Corporation Law of Delaware, to establish the number of shares to be included in each such series, and to fix the designations, relative rights, preferences and limitations of the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designations of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(h) Any other relative rights, preferences and limitations of that series.

Dividends on outstanding preferred shares shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the common shares with respect to the dividend period.

Any and all such shares issued, and for which the full consideration has been paid or delivered shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

C.

Series A Convertible Preferred Stock Designation.

(a) Designation and Authorized Shares.  The Corporation shall be authorized to issue four hundred sixteen thousand five hundred (416,500) shares of Series A Convertible Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock").

(b)

 Stated Value.  Each share of Series A Preferred Stock shall have a stated value of twenty dollars ($20.00) (the “Stated Value”).

(c) Voting.  Except as otherwise expressly required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to fifty (50) votes for each share of Series A Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.  Except as otherwise required by law, the holders of shares of Series A Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

(d) Liquidation.  Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series A Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, a preferential amount in cash equal to (and not more than) the Stated Value.  All preferential amounts to be paid to the holders of Series A Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to the holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of Series A Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) and (ii) the Corporation's Common Stock.  If upon any such distribution the assets of the Corporation shall be insufficient to pay the holders of the outstanding shares of Series A Preferred Stock (or the holders of any class or series of capital stock ranking on a parity with the  Series A Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of the Corporation) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.  Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible.  Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

(e) Conversion.  Upon filing an amendment to the Corporation’s Certificate of Incorporation to increase the number of shares of authorized Common Stock so that there is an adequate amount of shares of authorized Common Stock for issuance upon conversion of the Series A Preferred Stock (the “Amendment”), the shares of Series A Preferred Stock will be automatically converted into Common Stock and such conversion will require no action on behalf of the Corporation or the holder of the Series A Preferred Stock.  Each share of Series A Preferred Stock shall convert into fifty (50) shares of Common Stock of the Corporation.

(f) Record Holders.

The Corporation and its transfer agent, if any, for the Series A Preferred Stock may deem and treat the record holder of any shares of Series A Preferred Stock as reflected on the books and records of the Corporation as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

(g) Reservation.  Subject to filing of the Amendment, the Corporation shall at all times reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of all Series A Preferred Stock from time to time outstanding

(h) Restriction and Limitations.  Except as expressly provided herein or as required by law so long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock, take any action which would adversely and materially affect any of the preferences, limitations or relative rights of the Series A Preferred Stock, including without limitation cancel or modify adversely and materially the voting rights as provided in Section 3 herein.

(i) Amendment.  The provisions hereof and the Certificate of Incorporation, as amended, of the Corporation shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class.

(j) Certain Adjustments.

(i)

Stock Dividends and Stock Splits.  If the Corporation, at any time while the Series A Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to the Series A Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, each share of Series A Preferred Stock shall receive such consideration as if such number of shares of Series A Preferred Stock had been, immediately prior to such foregoing dividend, distribution, subdivision, combination or reclassification, the holder of one share of Common Stock.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(ii)

Fundamental Transaction. If, at any time while the Series A Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Series A Preferred Stock, the Holders shall have the right to receive, for each Share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock.

(k) Distribution.  If the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Corporation’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the holders of Series A Preferred Stock shall be entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

D.

Authorized Shares of Capital Stock.

Except as may be provided in the terms and conditions fixed by the Board of Directors for any series of Preferred Stock, and in addition to any other vote that may be required by statute, stock exchange regulations, this Certificate of Incorporation or any amendment hereof, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote.

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the by-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.  Election of directors need not be by written ballot unless the by-laws so provide.

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

EIGHTH: The number of directors of the Corporation shall be such number no less than five (5) and no greater than fifteen (15) as shall be fixed by the by-laws and may be altered from time to time as may be prescribed in the by-laws.  In case of any increase in the number of directors, the additional directors may be elected, as provided in the by-laws, by the Board of Directors, or, at any meeting of the stockholders, by the stockholders entitled to vote thereat. Directors need not be stockholders.

Directors shall be divided into three classes, each class to be determined by the directors prior to the election of a particular class. In the event that at any time or from time to time the number of directors is increased, the newly created directorships resulting therefrom shall be filled by a vote of the majority of the directors in office immediately prior to such increase, and directors so elected shall serve until the term of the class to which they are assigned expires.  Vacancies in any class of directors shall be filled by the vote of the remaining directors, and directors so elected shall serve until the term of such class expires.  At the 2010/2011 Annual Meeting of Stockholders, Class A directors shall be elected to a term of three years, Class B directors to a term of two years, and Class C directors to a term of one year; and at each subsequent annual meeting, the successors to directors whose terms shall expire that year shall be elected to a term of three years.

NINTH: (1) Except as set forth in Part (2) of this Article, the affirmative vote of four-fifths (4/5) of the outstanding stock entitled to vote in elections of directors (considered for this purpose as one class) shall be required for:

(a) any merger or consolidation to which the corporation, or any of its subsidiaries, and an Interested Person (as hereinafter defined) are parties;

(b) any sale or other disposition by the corporation, or any of its subsidiaries, of all or substantially all of its assets to an Interested Person;

(c) any purchase or other acquisition by the corporation, or any of its subsidiaries, of all or substantially all of the assets of an Interested Person; or

(d) any other transaction with an Interested Person which requires the approval of the stockholders of the Corporation under the Delaware Corporation Law.

(2) The provisions of Part (1) of this Article shall not be applicable to any transaction described therein, if such transaction is approved by resolution of the Board of Directors of the corporation, provided that a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the date that the person, firm or corporation, or any group thereof, with whom such transaction is proposed, became an Interested Person.

(3) As used in this Article, the term “Interested Person” shall mean any person, firm or corporation, or any group thereof, whether acting singly or in concert, which owns of record or beneficially, directly or indirectly, ten (10%) percent or more of any class of voting securities of the corporation.  As used in this Article the term "Interested Person" shall include, in addition to an Interested Person, any person directly or indirectly controlling or controlled by the Interested Person, or any person under direct or indirect common control with the Interested Person.

(4) For purposes of this Article, the Board of Directors shall have the power to determine, on the basis of information known to the Board, if and when there is an Interested Person.  Any such determination shall be conclusive and binding for all purposes of this Article.

TENTH: In addition to any other vote that may be required by statute, stock exchange regulations, this Certificate of Incorporation or any amendment hereof, or the by-laws of the corporation, the vote of the holders of four-fifths (4/5) of all classes of stock of the Corporation entitled to vote in elections of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal Article EIGHTH, Article NINTH or this Article TENTH of this Certificate of Incorporation.

ELEVENTH: No holder of stock of the Corporation of whatsoever class shall have any pre-emptive right of subscription of any shares of any class of the stock of the corporation, at any time issued or sold, or to any obligations convertible into such stock, or any right of subscription to any thereof, other than such, if any, as the Board of Directors in its discretion may determine and any shares of stock, or obligations convertible into such stock, which the Board of Directors may determine to offer for subscription may be offered to any class of stock to the exclusion of the other.

The Common Stock of the Corporation without nominal or par value may be issued, from time to time, for such consideration as may be fixed, from time to time, by the Board of Directors of the Corporation.

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

To make and alter the by-laws of the Corporation subject to the power of the stockholders, at the time entitled to vote, to alter or repeal by-laws made by the Board of Directors;

To fix the amount to be reserved as working capital and, subject to the other provisions of this Certificate of Incorporation, to authorize and cause to be executed mortgages and liens upon the property and franchises of the corporation;

If a resolution passed by majority of the whole Board so provides, to designate two or more of their number to constitute an executive committee, which committee shall for the time being, to the extent provided in said resolution or in the by-laws of the corporation, have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and have power to authorize the seal of the Corporation to be affixed to all papers which may require it;

From time to time to determine whether, to what extent, at what times and places and under what conditions and regulations the books and accounts of the corporation, or any of them, other than the stock ledger, shall be open to the inspection of the stockholders; and no stockholder shall have the right to inspect any account or book or document of the corporation, except as conferred by law or authorized by resolution of the directors or of the stockholders.

If the by-laws so provide, the stockholders and directors shall have power to hold their meetings, to have an office or offices and to keep the books of the Corporation (subject to the provisions of the statutes of the State of Delaware) outside of the State of Delaware at such places as may from time to time be designated by them, whether within or without the United States of America.

The Corporation may in its by-laws confer powers additional to the foregoing upon the directors, in addition to the powers and authority expressly conferred upon them by law.

No contract or other transaction between the Corporation and any other corporation and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors of or officers of, such other corporation; any director individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

TWELFTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction for which the director derived an improper personal benefit.

Signed on March   , 2012

_______________________________________

Angela D. Toppi, Executive Vice President

AMENDED AND RESTATED CERTIFICATE

OF INCORPORATION OF TRANS-LUX CORPORATION

(UNDER SECTION 245 OF THE DELAWARE

GENERAL CORPORATION LAW)

APPENDIX B

TRANS-LUX CORPORATION

2012 LONG-TERM INCENTIVE PLAN

ARTICLE 1

GENERAL PLAN INFORMATION

1.1  Background.  The Plan permits the grant to Employees and Directors of equity-based incentive compensation opportunities, including Restricted Stock, Restricted Stock Units, Options, ISOs, NQSOs and Other Awards.

1.2  Objectives.  The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company's goals and that link the interests of Participants to those of the Company's stockholders; to provide Participants with incentives for excellence in individual performance; to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success; and to allow Participants to share in the success of the Company.

1.3  Duration of the Plan.  The Plan shall be effective on the date on which it is approved by stockholders. The Plan shall remain in effect until terminated pursuant to Article 15, subject to the right of the Committee to amend or terminate the Plan at any time or until there are no more Shares available for issuance under the Plan.

ARTICLE 2

DEFINITIONS

As used herein, the masculine includes the feminine and the singular includes the plural, and vice versa, and the following terms shall have the meanings set forth below, unless otherwise clearly required by the context.

2.1  “Award” means a grant under the Plan of Options, Restricted Stock, Restricted Stock Units and Other Awards.

2.2  “Award Agreement” means an agreement entered into by the Company and a Participant, or another instrument prepared by the Company in lieu of such an agreement, setting forth the terms and conditions applicable to an Award pursuant to the Plan.  An Award Agreement may be in hard copy, electronic form or such other form as the Company may permit.

2.3  “Board” means the Board of Directors of the Company.

2.4  “Change of Control” unless otherwise defined by the Committee shall be deemed to have occurred if and when, after the Effective Date: the Company's stockholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or the Company's stockholders approve a plan of complete liquidation of the Company or an agreement of sale or disposition of all or substantially all of the Company's assets.

2.5  “Code” means the Internal Revenue Code of 1986, as amended.

2.6  “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan and Awards to Participants who are Employees or Directors.

2.7  “Company” means Trans-Lux Corporation, a Delaware corporation, and any successor thereto.

2.8  “Director” means a member of the Board.

2.9  “Effective Date” means the date the Plan becomes effective in accordance with Section 1.3.

2.10 “Employee” means any employee of the Company or a Subsidiary.

2.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12 “Fair Market Value” means, as of any date, the value of the respective class of Shares determined as follows:

a) if the respective Shares are listed on any established stock exchange or a national market system, including without limitation, NYSE American Exchange, its fair market value will be the closing sales price of such respective Shares (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange or system with the greatest volume of trading in the respective Shares) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee or Board deems reliable; or

b) if the respective Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer (including the pink sheets), but selling prices are not reported, the fair market value of such respective Shares will be the mean between the high bid and high asked prices for such Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee or the Board deems reliable; or

c) in the absence of an established market for such respective Shares of the type described in (a) and (b), above, the fair market value thereof will be determined by the Committee or the Board in good faith.

2.13 “ISO” means an Option that is designated by the Committee as an "incentive stock option" within the meaning of Section 422 of the Code.

2.14 “NQSO” means an Option that is not designated by the Committee as an ISO and is therefore a “nonqualified stock option.”

2.15 “Option” means an incentive stock option or a nonqualified stock option granted pursuant to the Plan.

2.16 “Other Award” means an Award granted to a Participant pursuant to Article 8.

2.17 “Participant” means an Employee or Director who has been selected to receive an Award or who holds an outstanding Award.

2.18 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitation imposed by Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

2.19 “Plan” means the Trans-Lux Corporation 2012 Long-Term Incentive Plan, as it is set forth herein and as it may be amended and restated from time to time.

2.20 “Restricted Stock” means an Award granted pursuant to Section 7.1.

2.21 “Restricted Stock Unit” means an Award granted pursuant to Section 7.5.

2.22 “Restricted Period” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals or the occurrence of other events determined by the Committee in its discretion) and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7.

2.23 “Share” means a share of the Company's Common Stock, $0.001 par value per share, as the case may be.

2.24 “Share Pool” means the number of Shares available under Section 4.1, as adjusted pursuant to Section 4.3.

2.25 “Subsidiary” means a corporation, partnership, joint venture or other entity in which the Company has a direct or indirect ownership interest of at least fifty percent (50%) provided that the Shares subject to any Award constitute "service recipient stock" for purposes of Section 409A of the Code or otherwise do not subject the Award to Section 409A of the Code.

2.26 “Ten Percent Stockholder” means a Participant who owns stock of the Company possessing more than ten percent of the total combined voting of all classes of stock of the Company or its parent or subsidiary corporation (within the meaning of Section 422(b) of the Code).

ARTICLE 3

ADMINISTRATION

3.1  General.  Except as otherwise determined by the Board in its discretion, the Plan shall be administered by the Committee provided that the Board may, in its sole discretion, make Awards under the Plan.

3.2  Authority of the Committee.  Except as limited by law or by the Certificate of Incorporation or By-Laws of the Company, and subject to the provisions hereof, the Committee shall have full power in its discretion to select Employees or Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into or issued under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; amend the terms and conditions of any outstanding Award; determine whether and on what terms and conditions outstanding Awards will be adjusted for dividend equivalents (i.e., a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends, if any, paid on one Share for each Share represented or covered by an outstanding Award held by the Participant); and establish a program pursuant to which designated Participants may receive an Award under the Plan in lieu of compensation otherwise payable in cash. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

3.3  Delegation of Authority.  Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate. Without limiting the foregoing, the Committee may delegate administrative duties to such person or persons as it deems appropriate.  The Committee may not delegate its authority with respect to (a) non-ministerial actions with respect to individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act; (b) non-ministerial actions with respect to Awards that are intended to qualify for the Performance-Based Exception and (c) certifying the satisfaction of performance goals and other material terms attributable to Awards intended to qualify for the Performance-Based Exception.

3.4  Decisions Binding.  All determinations and decisions made by the Committee, and all related orders and resolutions of such committee shall be final, conclusive and binding on all persons.

3.5  Performance-Based Awards.  For purposes of the Plan, it shall be presumed, unless the Committee indicates to the contrary, that all Awards to Employees are intended to qualify for the Performance-Based Exception. If the Committee does not intend an Award to an Employee to qualify for the Performance-Based Exception, the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate.

ARTICLE 4

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1  Number of Shares Issuable under the Plan.  Shares that may be issued pursuant to Awards may be either authorized and unissued Shares, or authorized and issued Shares held in the Company's treasury, or any combination of the foregoing. Subject to adjustment as provided in Section 4.3, there shall be reserved for issuance under Awards an aggregate of 5,000,000 shares of Common Stock.  For the purposes hereof, the following Shares covered by previously-granted Awards will be deemed not to have been issued under the Plan and will remain in the Share Pool: (a) Shares covered by the unexercised portion of an Option that terminates, expires, is canceled or is settled in cash, (b) Shares forfeited or repurchased under the Plan, (c) Shares covered by Awards that are forfeited, canceled, terminated or settled in cash, and (d) Shares withheld in order to pay the exercise or purchase price under an Award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an Award.

4.2  Individual Award Limitations.  The maximum aggregate number of Shares that may be granted to any one Participant in any one year under the Plan with respect to Options shall be 2,000,000.  The maximum aggregate number of Shares that may be granted to any one Participant in any one year with respect to Restricted Stock or Restricted Stock Units shall be 2,000,000. There are no cash awards under the Plan.

4.3  Adjustments in Authorized Shares.  In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for grant under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards, and in the per-Participant Award limits set forth in Section 4.2 hereof, as may be determined to be appropriate and equitable by the Committee, in its discretion, to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants; provided that the number of Shares subject to any Award shall always be a whole number.  In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1  Eligibility.  All Employees or Directors are eligible to participate in the Plan.  Only Employees or Directors of the Company or a Subsidiary may be granted ISOs.

5.2  Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees or Directors those to whom Awards shall be granted and shall determine the nature and size of each Award.

ARTICLE 6

STOCK OPTIONS

6.1  Grant of Options.  Subject to the terms of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2  Option Exercise Price.  The Option exercise price under each Option shall not be less than one hundred percent (100%) of the Fair Market Value of the respective Share on the date the Option is granted.  Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Stockholder, the Option exercise price under each ISO shall not be less than one hundred ten percent (110%) of the Fair Market Value of the respective Share on the date the Option is granted. The Board and the Committee may not reprice Options granted under the Plan, either by amending an existing award agreement or by substituting a new Award at a lower price.

6.3  Term of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant provided that no Option shall be exercisable after the tenth (10th) anniversary of its date of grant.  Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Stockholder, the Option shall not be exercisable after the fifth (5th) anniversary of its date of grant.

6.4  Exercise of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.  Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

6.5  Payment.  The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise as follows:

a) in cash or its equivalent;

b) at the discretion of the Committee, in Shares having a Fair Market Value equal to the aggregate Option exercise price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee (which Shares may be previously owned or may be Shares that would otherwise have been issuable upon exercise of the Option if the exercise price had been paid in cash);

c) at the discretion of the Committee, partly in cash or its equivalent and partly in Shares;

d) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option exercise price for the Shares being purchased or

e) through such other means as shall be prescribed in the Award Agreement or by the Committee or the Board.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment of the Option exercise price, the Company may deliver to the Participant, in the Participant’s name (or, at the direction of the Participant, jointly in the names of the Participant and the Participant’s spouse), one or more Share certificates for the Shares purchased under the Option(s).

6.6  Limitations on ISOs.  Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code and/or applicable regulations, the following additional provisions shall apply to the grant of Options that are intended to qualify as ISOs:

Fair Market Value Limitation.   The aggregate  Fair Market Value  (determined as of the date  the  ISO  is granted)   of   the   Shares  with   respect   to   which   ISOs  are  exercisable  for  the  first  time  by  any  Participant during any calendar year (under all plans of the Company (or any parent or subsidiary corporation within the meaning of Code Section 424) shall not exceed one hundred thousand dollars ($100,000) or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided that, to the extent that such limitation is exceeded, any Options on Shares with a Fair Market Value in excess of such amount shall be deemed to be NQSOs.

Code Section 422.  ISOs shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code.  Only Employees may receive ISOs.  Moreover, no ISOs may be granted more than ten (10) years from the earlier of the date on which the Plan was adopted by the Board or the date the Plan received stockholder approval.

ARTICLE 7

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1  Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

7.2  Restrictions.  The Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock as the Committee may determine including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, transfer restrictions, restrictions based upon the achievement of specific performance goals, time-based restrictions and/or restrictions under applicable federal or state securities laws.

The Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Article and subject to satisfaction of applicable tax withholding requirements, Shares of Restricted Stock that have not yet been forfeited or canceled shall become freely transferable (subject to any restrictions under applicable securities laws) by the Participant if and when the Shares become vested and the applicable restrictions lapse.

7.3  Voting Rights.  At the discretion of the Committee, Participants holding Shares of Restricted Stock may be granted full voting rights with respect to those Shares.

7.4  Dividends and other Distributions.  At the discretion of the Committee, the holder of Shares of Restricted Stock may be credited with any cash dividends paid with respect to such Shares. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.  Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, so that the dividends and/or the Restricted Stock shall be eligible for the Performance-Based Exception.

7.5  Restricted Stock Units.  The Committee may grant Restricted Stock Units to any Participant, subject to the terms and conditions of this Article being applied to such Awards as if those Awards were for Restricted Stock and subject to such other terms and conditions as the Committee may determine (including, but not limited to, requiring or permitting deferral of the payment of such Awards after the time that Participants become vested in them, notwithstanding any provision to the contrary in Section 7.2 above).  Each Restricted Stock Unit shall have the value of one respective Share.  Unless the Committee in its discretion determines otherwise, the holder of Restricted Stock Units shall not have any rights of a Stockholder (including, without limitation, dividend rights and voting rights) with respect to the Shares covered by the Restricted Stock Units.  Restricted Stock Units may be paid at such time as the Committee may determine in its discretion and payments may be made in cash, Shares, or a combination thereof, as determined by the Committee in its discretion.  Restricted Stock Units that become vested must be settled by the 15th day of the third month following the calendar year in which such vesting occurs.  Alternatively, the Award may provide for deferred settlement, provided that the deferral election(s) and designated settlement date(s) or event(s), as well as the Award Agreement itself, satisfy the election, distribution timing and documentation requirements of Section 409A of the Code.

ARTICLE 8

OTHER AWARDS

Subject to the terms of the Plan, the Committee may grant any types of Awards other than those that are specifically set forth in Articles 6 through 7 hereof, including, but not limited to, the payment of Shares in lieu of cash under any Company incentive bonus plan or program.  Subject to the terms of the Plan, the Committee, in its sole discretion, shall determine the terms and conditions of such Other Awards.

ARTICLE 9

AWARD AGREEMENTS

9.1  In General.  Each Award shall be evidenced by an Award Agreement that shall include such provisions as the Committee shall determine and that shall specify –

in the case of an Option, the number of respective Shares to which the Option pertains, the Option exercise price or grant price, the term of the Option, the schedule on which the Option becomes exercisable and whether it is intended to be an ISO or an NQSO;

in the case of Restricted Stock or Restricted Stock Units, the number of respective Shares of Restricted Stock or Restricted Stock Units granted, the applicable restrictions and the Restriction Period(s).

9.2  Severance from Service.  Each Award Agreement shall set forth the extent to which the Participant shall have rights under the Award following the Participant’s severance from service with the Company and its Subsidiaries (within the meaning of Section 409A of the Code).  The Award Agreement may make distinctions based on the reason for the Participant’s severance from service (subject to Section 409A of the Code).

9.3  Restrictions on Transferability.  Subject to the provisions of the Plan, each Award Agreement shall set forth such restrictions on the transferability of the Award and on the transferability of Shares acquired pursuant to the Award as the Committee may deem advisable, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or then traded, and under any blue sky or state securities laws applicable to such Shares. In the case of an ISO (and in the case of any other Award, except as otherwise provided in the Award Agreement), a Participant’s Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant.

9.4  Uniformity Not Required.  The provisions of the Award Agreements need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant or among all Awards granted at the same time.

ARTICLE 10

PERFORMANCE MEASURES

10.1  Performance Criteria.  Unless and until the Company's stockholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants may be measured or applied to an individual, a business unit or division, the Company and any one or more of its subsidiaries, or such other operating units as the Committee may designate, may be expressed in absolute or relative terms, and shall be chosen from among, and may include any combination of, the following:

-income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, profits before or after taxes, net income or earnings per share);

-return measures (including, but not limited to, return on assets, investment, equity or sales or pre-tax margin);

-cash flow thresholds;

-gross revenues;

-sales results;

-market share results;

-economic value added; or

-share price (including, but not limited to, growth measures and total stockholder return).

10.2  Adjustments.  The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Awards downward).

10.3  Certification.  In the case of any Award that is granted subject to the condition that a specified performance measure be achieved, no payment under such Award shall be made prior to the time that the Committee certifies in writing that the performance measure has been achieved.  For this purpose, approved minutes of the Committee meeting at which the certification is made shall be treated as a written certification. No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a Share from the date such Award was made.

ARTICLE 11

BENEFICIARY DESIGNATION

Each Participant may, from time to time, name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, any benefits remaining unpaid under the Plan at the Participant’s death shall be paid to the Participant’s estate unless otherwise provided in the Award Agreement.

ARTICLE 12

DEFERRALS

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due pursuant to the terms of an Award, provided, however, that any such deferral arrangement shall be structured in a manner that is intended to satisfy the election and distribution timing and documentation requirements of Section 409A of the Code.

ARTICLE 13

NO RIGHT TO EMPLOYMENT OR PARTICIPATION

13.1  Employment.  The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any Employee's employment at any time, and the Plan shall not confer upon any Employee the right to continue in the employ of the Company or of any Subsidiary.

13.2  Participation.  No Employee shall have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.

ARTICLE 14

CHANGE OF CONTROL

In the event of a Change of Control, the Board may in its sole discretion direct that (a) all option holders shall be permitted to exercise their outstanding Options in whole or in part (whether or not otherwise exercisable) immediately prior to such Change of Control or (b) if, as part of a Change of Control transaction, the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their Shares (whether or not such Exchange Stock is the sole consideration), the Board may direct that all options for Shares that are outstanding at the time of the Change of Control transaction shall be converted into options (as the case may be) for shares of Exchange Stock, such that the vesting and other terms and conditions of the converted options shall be substantially the same as the vesting and corresponding other terms and conditions of the original options.  The Board, acting in its discretion, may accelerate vesting of other non-vested awards, and cause cash settlements and/or other adjustments to be made to any outstanding awards (including, without limitation, options) as it deems appropriate in the context of a Change of Control transaction, taking into account with respect to other awards the manner in which outstanding options are being treated.  To the extent determined by the Committee, any outstanding options that are not exercised before a Change of Control described in Section 2.5(c) or (d) shall thereupon terminate.

ARTICLE 15

AMENDMENT AND TERMINATION

15.1  Amendment and Termination.  Subject to the terms of the Plan, the Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided that, unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation or rule if such amendment were not approved by the Stockholders of the Company shall not be effective unless and until stockholder approval is obtained.

15.2  Term of the Plan.  Unless sooner terminated, the Plan shall terminate on the tenth anniversary of the date of its adoption by the Company's stockholders.

15.3  Outstanding Awards.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment or modification of the Plan shall cause, without the consent of the Participant, any previously granted Awards to be forfeited or altered in a way that adversely affects the Participant.  After the termination of the Plan, any previously granted Award shall remain in effect and shall continue to be governed by the terms of the Plan, the Award and any applicable Award Agreement.

ARTICLE 16

TAX WITHHOLDING

16.1  Tax Withholding.  The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary reasonably determines to be required to comply with federal, state, local or foreign tax withholding requirements.

16.2  Share Withholding.  With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory withholding tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

ARTICLE 17

SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 18

LEGAL CONSTRUCTION

18.1  Severability.  If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.2  Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.3  Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Connecticut (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

APPENDIX C

TRANS-LUX CORPORATION

NOMINATING COMMITTEE CHARTER

I.

Authority and Purpose

The Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Trans-Lux Corporation, a Delaware corporation (the “Company”), is appointed by the Board and shall have the responsibility of identifying and recommending to the Board potential candidates for nomination to the Board.  The Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe.  All powers of the Committee are subject to any restrictions in the Company’s By-Laws and applicable law.

II.

Membership Requirements

The Committee shall be comprised of that number of Directors as the Board shall determine from time to time, such number not to be less than two (2).  The members of the Committee shall meet the independence and experience requirements of the applicable regulations, rules and orders of the Securities and Exchange Commission (the “SEC”).  The members of the Committee, including the Chair thereof, shall be appointed annually by the Board.  Unless otherwise directed by the Board, each member shall serve until such member ceases to serve as a member of the Board or until his or her successor has been duly appointed by the Board.

III.   Meetings

The Committee shall meet at least once a year.  Meetings may be called by the Chair of the Committee or the Chair of the Board.  All meetings of and other actions by the Committee shall be held or otherwise taken pursuant to the Company’s By-Laws, including by-law provisions governing notices of meetings, waivers thereof, the number of Committee members required to take actions at meetings or by written consent, and other related matters.

a)	Unless otherwise authorized by an amendment to this Charter or as provided in the By-Laws of the Company, the Committee shall not delegate any of its authority to any subcommittee.
b)	The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

IV.   Duties and Responsibilities

The Committee shall have the duty and responsibility of identifying and making recommendations to the Board of potential candidates for nominations or election to the Board of the Company.  Qualifications to consider, among others, in the selection of candidates are experience in business, finance, administration, familiarity with the Company’s industry, and reputation.  In making its selection, the Committee will bear in mind that the foremost responsibility of a director of the Company is to represent the interests of the stockholders as a whole.

V.

Assessment and Disclosure of Charter

The Committee shall periodically review and reassess the adequacy of this charter and propose any changes to the Board for approval. This charter will be made available on the Company’s website at www.trans-lux.com.

C-1

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

MARCH 6, 2012

NORWALK, CONNECTICUT

PROXY

TRANS-LUX CORPORATION

ANNUAL MEETING OF STOCKHOLDERS – MARCH 6, 2012
(SOLICITED ON BEHALF OF BOARD OF DIRECTORS)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of TRANS-LUX CORPORATION hereby constitutes and appoints J.M. ALLAIN and ANGELA D. TOPPI, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of the Stockholders of said Corporation, to be held at the Norwalk Public Library, Chess Room - 2nd Floor, 1 Belden Avenue, Norwalk, Connecticut, 06850 on March 6, 2012 at 10:00 A.M., and at any adjournment thereof, the number of votes the undersigned would be entitled to cast if present for the following matters and, in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof:

Directors recommend vote FOR Items 1(a), 1(b), 1(c), 1(d), 2, 3 and 4.

Item 1(a)	FOR ☐	AGAINST ☐	ABSTAIN ☐	Ratify the amendment and restatement of the Corporation's Restated Certificate of Incorporation to increase authorized shares and reduce the par value of Common Stock.
Item 1(b)	FOR ☐	AGAINST ☐	ABSTAIN ☐	Ratify the amendment and restatement of the Corporation's Restated Certificate of Incorporation to remove Class A Stock from authorized capital stock.
Item 1(c)	FOR ☐	AGAINST ☐	ABSTAIN ☐	Ratify the amendment and restatement of the Corporation's Restated Certificate of Incorporation to remove Class B Stock from authorized capital stock.
Item 1(d)	FOR ☐	AGAINST ☐	ABSTAIN ☐	Ratify the amendment and restatement of the Corporation's Restated Certificate of Incorporation to remove Article Twelfth regarding super-majority voting requirements.
Item 2	FOR ☐	AGAINST ☐	ABSTAIN ☐	Ratify the approval of the adoption of the 2012 Long-Term Incentive Plan.
Item 3	FOR ☐	WITHHELD ☐		Election of Jean-Marc Allain and George W. Schiele to serve as directors for a three-year term; election of Jean Firstenberg, Richard Nummi and Elliot Sloyer to serve as directors for a two-year term, each case until their successors shall be elected and shall have qualified. Authority is withheld with respect to the following nominee. ____________________ ____________________ ____________________ ____________________
Item 4	FOR ☐	AGAINST ☐	ABSTAIN ☐	Ratify the retention of BDO USA, LLP, as the Corporation's independent registered public accounting firm for the ensuing year.

(Continued and to be signed on other side.)

(Continued from other side.)

UNLESS YOU SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED "FOR" ITEM 1, TO RAFIFY THE AMENDMENT AND RESTATEMENT OF THE CORPORATION'S RESTATED CERTIFICATE OF INCOPORATION TO (a) INCREASE AUTHORIZED SHARES AND REDUCE THE PAR VALUE OF COMMON STOCK, (b) REMOVE CLASS A STOCK FROM AUTHORIZED CAPITAL STOCK, (c) REMOVE CLASS B STOCK FROM AUTHORIZED CAPITAL STOCK, and (d) REMOVE ARTICLE TWELFTH REGARDING SUPER-MAJORITY VOTING REQUIREMENTS, "FOR" ITEM 2, TO RATIFY THE ADOPTION OF THE 2012 LONG-TERM INCENTIVE PLAN, "FOR" ITEM 3, FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS, AND "FOR" ITEM 4, TO RATIFY THE RETENTION OF BDO USA, LLP, AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE ENSUING YEAR.

A majority of said attorneys and proxies, or their substitutes at said meeting, or any adjournment thereof, may exercise all of the powers hereby given. Any proxy to vote any of the shares with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above, is hereby revoked.

IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto, both dated January xx, 2012.

Dated:________________, 2012

_____________________ (L.S.)
Stockholder(s) Signature

_____________________(L.S.)

NOTE: This proxy properly filled in, dated and signed, should be returned immediately in the enclosed postpaid envelope to TRANS-LUX CORPORATION, 26 Pearl Street, Norwalk, Connecticut 06850. If the signer is a corporation, sign in full the corporate name by a duly authorized officer. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.